Exhibit 2(a)(iii)



                    UNITED STATES BANKRUPTCY COURT
                      MIDDLE DISTRICT OF FLORIDA
                            TAMPA DIVISION

  In re:                                  Chapter 11
                                          Jointly Administered
  HILLSBOROUGH HOLDINGS CORPORATION,      Case No. 89-9715-8P1
  BEST INSURORS, INC.,                    Case No. 89-9740-8P1
  BEST INSURORS OF MISSISSIPPI, INC.,     Case No. 89-9737-8P1
  COAST TO COAST ADVERTISING, INC.,       Case No. 89-9727-8P1
  COMPUTER HOLDINGS CORPORATION,          Case No. 89-9724-8P1
  DIXIE BUILDING SUPPLIES, INC.,          Case No. 89-9741-8P1
  HAMER HOLDINGS CORPORATION,             Case No. 89-9735-8P1
  HAMER PROPERTIES, INC.,                 Case No. 89-9739-8P1
  HOMES HOLDINGS CORPORATION,             Case No. 89-9742-8P1
  JIM WALTER COMPUTER SERVICES, INC.,     Case No. 89-9723-8P1
  JIM WALTER HOMES, INC.,                 Case No. 89-9746-8P1
  JIM WALTER INSURANCE SERVICES, INC.,    Case No. 89-9731-8P1
  JIM WALTER RESOURCES, INC.,             Case No. 89-9738-8P1
  JIM WALTER WINDOW COMPONENTS, INC.,     Case No. 89-9716-8P1
  JW ALUMINUM COMPANY,                    Case No. 89-9718-8P1
  JW RESOURCES HOLDINGS CORPORATION,      Case No. 89-9719-8P1
  J.W.I. HOLDINGS CORPORATION,            Case No. 89-9721-8P1
  J.W. WALTER, INC.,                      Case No. 89-9717-8P1
  JW WINDOW COMPONENTS, INC.,             Case No. 89-9732-8P1
  LAND HOLDINGS CORPORATION,              Case No. 89-9720-8P1
  MID-STATE HOMES, INC.,                  Case No. 89-9725-8P1
  MID-STATE HOLDINGS CORPORATION,         Case No. 89-9726-8P1
  RAILROAD HOLDINGS CORPORATION,          Case No. 89-9733-8P1
  SLOSS INDUSTRIES CORPORATION,           Case No. 89-9743-8P1
  SOUTHERN PRECISION CORPORATION,         Case No. 89-9729-8P1
  UNITED LAND CORPORATION,                Case No. 89-9730-8P1
  UNITED STATES PIPE AND FOUNDRY COMPANY, Case No. 89-9744-8P1
  U.S. PIPE REALTY, INC.,                 Case No. 89-9734-8P1
  VESTAL MANUFACTURING COMPANY,           Case No. 89-9728-8P1
  WALTER HOME IMPROVEMENT, INC.,          Case No. 89-9722-8P1
  WALTER INDUSTRIES, INC.,                Case No. 89-9745-8P1
  WALTER LAND COMPANY and                 Case No. 89-9736-8P1
  JW RESOURCES, INC.,                     Case No. 90-11997-8P1

            Debtors.

                    ORDER CONFIRMING AMENDED JOINT PLAN OF
           REORGANIZATION DATED AS OF DECEMBER 9, 1994. AS MODIFIED
           --------------------------------------------------------

          Walter Industries, Inc. (formerly named Hillsborough Holdings

Corporation) ("Walter Industries"), debtor and debtor in possession herein,

for and on behalf of itself and its affiliated debtors and debtors in possession herein (together with Walter Industries, the "Debtors"), the KKR

Proponents(1), the Bondholders Committee, Apollo, Lehman Brothers Inc.

("Lehman"), the Creditors Committee and the Ad Hoc Committee of Pre-LBO

Bondholders (the "Ad Hoc Committee") (collectively, the "Consensual Plan

Proponents"), having jointly filed with this Court under chapter 11 of the

Bankruptcy Code, 11 U.S.C. Sec. 101 et seq. (the "Bankruptcy Code"), the Amended
                                    -- ---
Joint Plan of Reorganization dated as of December 9, 1994 (the "Consensual

Plan"), as modified by the Modification dated and filed with this Court on

March 1, 1995 (the Consensual Plan, as modified, together with all exhibits thereto, the "Modified Consensual Plan"), which Plan constitutes a modification of the Creditors' Joint Plan of Reorganization dated as of

August 1, 1994 (the "Creditors' Plan"); and hearings having been held before this Court on May 19, 1994, June 15, 1994, July 13, 1994 and July 28, 1994 on

notices to all creditors, shareholders and other parties in interest to the

Chapter 11 Cases to consider (a) the Debtors' Fifth Amended Disclosure

Statement dated as of July 25, 1994 (the "Debtors' Disclosure Statement") and

(b) the Disclosure Statement for Creditors' Plan dated as of August 1, 1994

(the "Creditors' Disclosure Statement") and predecessor versions thereof; and

the Debtors' Disclosure Statement and the Creditors' Disclosure


          --------------------

               (1) All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Modified Consensual Plan (as defined herein) and the exhibits thereto, including, but not limited to, the Second Amended and Restated Veil Piercing Settlement Agreement.

  Statement having been approved by order of this Court dated August 2, 1994

  (the "August 2 Order"); and pursuant to the August 2 Order, the Court having

  (a) fixed July 13, 1994 (the "Record Date") as the record date for determining which Holders of Claims against and Interests in the Debtors would be entitled to vote on both the Debtors' Fifth Amended Joint Plan of

  Reorganization dated as of July 25, 1994 (the "Debtors' Plan") and the

  Creditors' Plan and September 23, 1994 as the last date to vote on the

  Debtors' Plan and the Creditors' Plan, (b) scheduled hearings to commence on

  October 17, 1994 (which commenced that day and continued October 18 and 19,

  1994) (the "October 17 Hearing") to consider (i) the contested matter filed by the Debtors asserting, among other things, that unsecured creditors are not entitled to post-petition interest on their Claims, and any response thereto filed by the Bondholders Committee, Apollo, Lehman, the Creditors

  Committee and the Ad Hoc Committee (collectively, the "Creditor Proponents"),

  (ii) the Creditor Proponents' application seeking approval of the Amended and

  Restated Veil Piercing Settlement Agreement dated as of August 1, 1994, and the Debtors' motion to void that Agreement, and (iii) any properly asserted objections or challenges to the ballots cast on the Debtors' Plan and/or the

  Creditors' Plan, (c) fixed November 10, 1994 as the last date to file objections to confirmation of the Debtors' Plan and/or the Creditors' Plan,

  and (d) scheduled a status conference respecting the confirmation hearing for

  November 16, 1994, at which time the Court was to fix a date for the commencement of the hearing on confirmation of the Debtors' Plan and/or the

  Creditors' Plan; and a copy of (a) the Debtors' Plan and Debtors' Disclosure

  Statement, (b) the Creditors' Plan and Creditors' Disclosure Statement and

  (c) other Court-approved materials having been transmitted to all known

  Holders of Claims against and Interests in the Debtors as provided in the

  August 2 Order; and
  acceptances having been solicited from Holders of Claims against and

  Interests in the Debtors within the time and in the manner required by the

  August 2 Order; and ballots, inter alia, indicating the acceptance or
                               ----- ----
  rejection of the Debtors' Plan and/or the Creditors' Plan by Holders of

  Claims against and Interests in the Debtors having been received and tallied by Donlin, Racano & Company, Inc. (the "Ballot Agent"), the Court-authorized balloting agent; and the Ballot Agent having filed with the Court (a) the

  Declaration of Carole G. Donlin Certifying the Ballots Accepting and

  Rejecting the Creditors' Joint Plan of Reorganization Under Chapter 11 of the

  Bankruptcy Code dated as of October 4, 1994, together with the amended schedule (the "Creditors' Plan Voting Certification"), and (b) the

  Declaration of Carole G. Donlin Certifying the Ballots Accepting and

  Rejecting the Debtors' Fifth Amended Joint Plan of Reorganization Under

  Chapter 11 of the Bankruptcy Code dated as of September 30, 1994; and the

  Creditors' Plan Voting Certification having certified that (a) Holders of

  Claims in Classes S-1, S-2, S-6, U-3 (other than Classes U-3A, U-3K, U-3U, U-

  3Z, U-3DD, U-3EE, and U-3FF), U-4, U-5 and U-6 voted to accept the Creditors'

  Plan and (b) Holders of Claims in Classes U-3A, U-3K, U-3U, U-3Z, U-3DD, U-3EE

  and U-3FF and Holders of Interests in Class E-1 voted to reject the

  Creditors' Plan; and the Debtors and the Creditor Proponents having completed the record with respect to testimony on the "going concern" value of the

  Debtors and the value of the Debtors on a hypothetical chapter 7 liquidation basis at the October 17 Hearing and the Court having heard certain evidence concerning the fairness of the Amended and Restated Veil Piercing Settlement

  Agreement at that hearing; and representatives of the Debtors, the KKR

  Proponents, Apollo, Lehman, the Bondholders Committee, the Creditors

  Committee and the Veil Piercing Claimants having announced to the Court on

  October 20, 1994 that an agreement in principle had been reached with respect to the terms and conditions of a consensual modification of the Creditors' Plan; and the Consensual Plan Proponents

  having filed the Amended Joint Plan of Reorganization dated as of November

  22, 1994 and the Supplement to Disclosure Statement for Amended Joint Plan of

  Reorganization dated as of November 22, 1994 (the "November 22 Disclosure

  Statement Supplement") on November 22, 1994; and by order dated November 22,

  1994, the Court having scheduled a hearing for December 15, 1994 (the

  "December 15 Hearing") to consider the adequacy of the November 22 Disclosure

  Statement Supplement and any modifications thereto; and the Consensual Plan

  Proponents having reached a definitive agreement on the terms and conditions of the Consensual Plan; and the Consensual Plan Proponents having filed the

  Consensual Plan and the Supplement to Disclosure Statement for Amended Joint

  Plan of Reorganization dated as of December 9, 1994 (the "Disclosure

  Statement Supplement") on December 9, 1994; and after hearing all parties in interest wishing to be heard at the December 15 Hearing with respect to: (a)

  the adequacy of the Disclosure Statement Supplement; (b) the Motion of the

  Consensual Plan Proponents for an Order (1) Determining Those Holders of

  Claims and Interests Entitled to Have the Opportunity to Change the Votes

  They Previously Cast on the Creditors' Plan With Respect to the Consensual

  Plan, (2) Determining the Amount for which Class U-7 Claims Shall Be

  Provisionally Allowed for Purposes of Voting on the Consensual Plan and (3)

  Approving the Form of Ballot to be Used by Class U-7; (c) the Joint Motion of

  the Consensual Plan Proponents for an Order Setting Bar Date for Class U-7

  Claims (Veil Piercing Claimants) and Approving Form of Notice; and (d) the

  Motion of the Consensual Plan Proponents for an Order (A) Establishing (1)

  the Date of the Hearing on Confirmation of the Consensual Plan and the Motion

  for Approval of the Second Amended and

  Restated Veil Piercing Settlement Agreement (the "VPSA"), and (2) Deadlines

  Regarding Vote Changes by the Resolicitation Classes and Voting by Class U-7

  on, and Additional Election Under and Objections to, the Consensual Plan, (B)

  Approving Other Procedures Relating to Vote Changes by the Resolicitation

  Classes and Voting By Class U-7 on the Consensual Plan and the Tabulation of

  Votes or Vote Changes, and (C) Approving the Transmittal of Various Materials

  Respecting the Consensual Plan Confirmation Process; and adequate notice of the December 15 Hearing having been provided; and the Court having entered an order (the "December 15 Order"), inter alia, (a) approving the Disclosure
                                   ----- ----
  Statement Supplement as containing adequate information in accordance with

  Section 1125 of the Bankruptcy Code; (b) determining that only Holders of

  Claims against and/or Interests in the Debtors in any of Classes S-1, S-2, S-

  6, U-3A, U-3K, U-3U, U-3Z, U-3DD, U-3EE, U-3FF, U-4, U-5, U-6 and E-1 (the

  "Resolicitation Classes") as of the Record Date who timely voted to accept or reject the Creditors' Plan (the "Resolicitation Holders") would be given an opportunity to change their votes on the Creditors' Plan and to have such changed votes apply to the Consensual Plan; (c) determining that each

  Resolicitation Holder who failed to complete, execute and return a vote change certificate (the "Resolicitation Ballot") prior to the Resolicitation

  Deadline, as defined herein, would be deemed to have voted to accept or reject the Consensual Plan in the same manner as such Resolicitation Holder voted on the Creditors' Plan; (d) approving the Class U-4 Exchange Election

  Form; (e) fixing January 24, 1995 (the "Resolicitation Deadline") as the last date for a Resolictation Holder who is the record owner of the Claim against or an Interest in any Debtor, to deliver its Resolicitation Ballot and/or

  Class U-4 Exchange Election Form to the Ballot Agent; (f) fixing January 19,

  1995 as the last date for a Resolicitation Holder that is the beneficial owner of a

  Claim against or an Interest in any Debtor, but that is not the record owner of such Claim or Interest, to deliver its Resolicitation Ballot and/or Class

  U-4 Exchange Election Form to the record owner of such Claim or Interest; (g)

  permitting each Holder of a Class U-7 Claim to vote on the Consensual Plan,

  and determining that solely for purposes of voting on the Consensual Plan,

  each Holder of a Class U-7 Claim would have an Allowed Claim in the amount of $1.00 and setting February 22, 1995 as the last date for any Holder of a

  Class U-7 Claim to submit a Class U-7 Ballot; (h) directing the Ballot Agent to send to each Resolicitation Holder, each Indenture Trustee, the Securities and Exchange Commission (the "SEC") and the Office of the United States

  Trustee (the "UST"), on or before December 23, 1994, a transmittal package

  (the "Resolicitation Package") containing (1) the notice of the confirmation hearing date, procedures and deadlines with respect to confirmation of the

  Consensual Plan, approval of the VPSA and related matters (the "Confirmation

  Hearing Notice"), (2) a blacklined copy of the Consensual Plan marked to reflect modifications contained therein as compared to the Creditors' Plan,

  (3) the Disclosure Statement Supplement, (4) one or more Resolicitation

  Ballots for use by a Resolicitation Holder who is the beneficial owner of a

  Claim against or Interest in the Debtors, (5) with respect to each qualifying

  Class U-4 Resolicitation Holder, a Class U-4 Exchange Election Form, and (6)

  where applicable, a master Resolicitation Ballot and a master Class U-4

  Exchange Election Form upon which record holder nominees would record and tabulate each timely received Resolicitation Ballot and/or Class U-4 Exchange

  Election Form from each Resolicitation Holder that is not the record owner of a Claim against or Interest in the Debtors; (i) directing the Ballot Agent to send on or before December 23, 1994, a transmittal package (the "Class U-7

  Solicitation Package") containing (1) the Confirmation Hearing Notice, (2)

  the

  Consensual Plan (including a copy of the VPSA), (3) the Disclosure Statement

  Supplement, (4) a ballot for voting on the Consensual Plan (the "Class U-7

  Ballot"), (5) the notice of the Class U-7 Bar Date, as defined below, and (6)

  the notice relating to the settlement of the Debtors' objections to both the

  Veil Piercing Proof of Claim and the Celotex Proof of Claim pursuant to the

  VPSA to (A) each Veil Piercing Claimant known to have filed a proof of claim against any of the Debtors or Celotex, (B) each Veil Piercing Claimant listed in the schedule of liabilities filed in the Chapter 11 Cases and/or in the

  Celotex Chapter 11 Case, (C) counsel of record for each Veil Piercing

  Claimant who commenced a legal action against any of the Debtors or Celotex,

  (D) each Holder of a Claim against or Interest in Celotex that was listed in the schedule of liabilities filed by Celotex in the Celotex Chapter 11 Case,

  (E) the law firms of Caplin & Drysdale, Chartered, Baron & Budd, Greitzer and

  Locks, Ness Motley Loadholt Richardson & Poole, (F) the SEC and (G) the UST;

  (j) directing the Ballot Agent to send, on or before December 23, 1994, a transmittal package (the "Non-Voting Package") containing (1) the

  Confirmation Hearing Notice, (2) the Consensual Plan, (3) the Disclosure

  Statement Supplement and (4) a notice of non-voter status to (A) all persons and entities, other than Resolicitation Holders or Holders of Class U-7

  Claims, that filed proofs of Claim or Interest against any Debtor that were not disallowed or withdrawn on or before the Supplemental Record Date, as defined herein, (B) all persons and entities, other than Resolicitation

  Holders or Holders of Class U-7 Claims, listed in the Schedules as of the

  Supplemental Record Date, (C) all other known Holders of Claims against or

  Interests in the Debtors as of the Supplemental Record Date, (D) any party in interest that filed a request for notice which request was not withdrawn as of the Supplemental Record Date, (E) each of the Indenture Trustees, (F) the

  SEC and (G) the UST;

  (k) fixing November 18, 1994 (the "Supplemental Record Date") as the date for determining which Holders of Claims against and Interests in the Debtors are entitled to receive the Non-Voting Package; (1) directing publication of a summary form of the Confirmation Hearing Notice (the "Confirmation Hearing

  Publication Notice") (1) on or before December 23, 1994 in (i) the national editions of The New York Times, The Wall Street Journal and USA Today and
              -------------------------------------------     ---------
  (ii) each of the publications listed in Exhibit J to the December 15 Order,

  and (2) on or before Janaury 15, 1995 in the national editions of The New
                                                                    -------
  York Times, The Wall Street Journal and USA Today; (m) fixing February 22,
  ----------  -----------------------     ---------
  1995 as the last date for Holders of Class U-7 Claims to deliver Class U-7

  Ballots to the Ballot Agent; (n) fixing Janaury 24, 1995 with respect to

  Holders of Claims against and Interests in the Debtors, other than Holders of

  Class U-7 Claims, and February 22, 1995 with respect to Holders of Class U-7

  Claims, as the last date to file objections to confirmation of the Consensual

  Plan and objections to the Court's approval of the VPSA; and (o) scheduling the hearing to consider confirmation of the Consensual Plan and the hearing to approve the VPSA for March 1, 1995, and providing that the hearing shall continue, if necessary, on March 2 and March 3, 1995 until concluded; and by order dated December 15, 1994, the Court having fixed February 22, 1995 (the

  "Class U-7 Bar Date") as the last date for a Holder of a Class U-7 Claim to file a proof of claim in the Chapter 11 Cases; and the Celotex Proof of Claim

  and the Veil Piercing Proof of Claim having been timely filed prior to the

  Class U-7 Bar Date; and the Ballot Agent having filed affidavits of service with the Court evidencing that the Resolicitation Packages, the Class U-7

  Solicitation Packages and the Non-Voting Packages were served in accordance with the provisions of the December 15 Order; and affidavits of publication having
  been filed with the Court evidencing that the Summary Confirmation Hearing

  Notice was published in accordance with the provisions of the December 15

  Order; and the Consensual Plan Proponents and the putative representative of the class of Veil Piercing Claimants (the "Settlement Class") having filed their joint motion dated December 14, 1994 for an order (a) applying

  Bankruptcy Rule 7023 to the contested matters relating to the Veil Piercing

  Proof of Claim, (b) certifying a class of Veil Piercing Claimants for settlement purposes only, (c) approving the form of "Notice of Pendency of

  Contested Matter Relating to Class Proof of Claim, Proposed Settlement of

  Class Proof of Claim, Hearing to Consider Proposed Settlement, Class

  Certification, Right to be Excluded from, and Right to Appear and Object"

  (the "Class Settlement Notice") and the Summary Class Settlement Notice for

  publication, (d) approving procedures concerning the dissemination of the

  Class Settlement Notice and the publication of the Summary Class Settlement

  Notice, and (e) scheduling a hearing on March 1, 1995 to determine whether the VPSA should be approved by the Court as fair, reasonable and adequate,

  and in the best interests of the Settlement Class (the "Class Motion"); and

  pursuant to an order of the Court dated December 15, 1994 (the "Second

  December 15 Order"), the Court having granted that portion of the Class

  Motion which sought interim relief, including the appointment of the class representative of and counsel for the Settlement Class; and due and sufficient notice of the Class Motion having been (a) provided by the mailing of the Class Settlement Notice to (1) all known potential members of the

  Settlement Class to the extent identified on the schedules of liabilities filed in the Chapter 11 Cases and/or in the Celotex Chapter 11 Case, or

  having made a demand against the Debtors  and/or Celotex in respect of a

  Settlement Claim, (2) counsel of record for potential members of the

  Settlement Class in all pending actions against the

  Debtors in respect of Settlement Claims and (3) all known creditors of

  Celotex appearing on its schedules to the extent not included in (a) above and (b) by publication of the Summary Class Settlement Notice in accordance with the provisions of the Second December 15 Order; and the Consensual Plan

  Proponents and counsel for the Settlement Class having filed the joint motion dated January 10, 1995 for an order approving the VPSA (the "Settlement

  Motion"); and the Celotex Bankruptcy Court having entered an order on

  February 13, 1995 authorizing and directing Celotex to render performance under the VPSA subject only to the right of the Legal Representative for

  Unknown Claimants appointed in the Celotex Chapter 11 Case (the "Legal

  Representative") to object thereto at a hearing to be held before the Celotex

  Bankruptcy Court on February 17, 1995; and the Legal Representative having filed no objection to the VPSA but rather having recommended approval of the

  VPSA to the Celotex Bankruptcy Court at the February 17, 1995 hearing; and

  all timely filed ballots by Holders of Class U-7 Claims (Veil Piercing

  Claimants) and all timely Resolicitation Ballots having been received and tallied by the Ballot Agent; and the Ballot Agent having filed with the Court the Declaration of Louis A. Recano Certifying the Ballots Accepting and

  Rejecting the Amended Joint Plan of Reorganization dated as of December 9,

  1994 under Chapter 11 of the Bankruptcy Code dated as of February 24, 1995

  (the "Resolicitation and U-7 Ballot Certification"); and the Consensual Plan

  Proponents and counsel for the Settlement Class having filed a joint motion dated February 27, 1995 for an order approving the VPSA and the Settlement of the Veil Piercing Proof of Claim pursuant to Bankruptcy Rule 7023(e) (the

  "Class Settlement Motion"); and timely objections to confirmation of the

  Consensual Plan having been filed only by (a) the United States on behalf of the United States Environmental Protection Agency (the "EPA Objection"), (b)

  NationsBank of Texas,

  N.A., as trustee, (the "NationsBank Objection"), (c) the United States on

  behalf of the Internal Revenue Service (the "IRS Objection"), (d) J. Randy

  Craps, Kathy D. Craps, David B. Bookhardt, Maria B. Bookhardt, Brian Carrier

  and Bonnie L. Carrier (the "Craps Objection"), (e) Kanab Services, Inc.,

  Kaneb Energy Company, Kaneb Energy Partners, Ltd. and Kaneb Operating

  Company, Ltd. (the "Kaneb Objection"), (f) Aetna Casualty and Surety Company

  (the "Aetna Objection"), (g) the County of Anderson et al. (the "Texas
                                                      -- --

  Counties' Objection"), (h) the California Department of Toxic Substances

  Control and California Regional Water Quality Control Board, San Francisco

  Bay Region (the "DTSC Objection"), (i) Barnett Banks Trust Company, N.A. (the

  "Barnett Banks Objection") and (j) IBJ Schroder Bank & Trust Company (the

  "IBJ Schroder Objection") (collectively, the "Confirmation Objections"); and

  no objection having been filed to the VPSA; and a full evidentiary hearing to consider (1) confirmation of the Modified Consensual Plan, (2) the

  Confirmation Objections not withdrawn or settled prior to March 1, 1995, (3)

  the approval and the fairness, reasonableness and adequacy of the VPSA as requested in the Class Settlement Motion, and the Settlement Motion and (4)

  other matters relating to confirmation having been held on March 1, 1995 (the

  "Confirmation Hearing"); and upon the entire record of the Chapter 11 Cases,

  including, without limitation, the minutes taken before the Court at the

  October 17 Hearing and the Confirmation Hearing; and after finding that due,

  sufficient and adequate notice of the Confirmation Hearing, the Class

  Settlement Motion, the Settlement Motion and the Class Motion have been given to all interested persons and parties in interest; and after due deliberation and good and sufficient cause appearing therefor, and

       IT APPEARING AND THE COURT HAVING FOUND AND CONCLUDED, THAT:

       a.   The Court has exclusive jurisdiction over the Chapter 11 Cases pursuant to 28

  U.S.C. Sec. 1334(a) and 157(a) and the July 11, 1984 "Order of General

  Reference" of the United States District Court for the Middle District of

  Florida (Hodges, C.J.), inter alia, referring all cases under title 11 to the
                          ----- ----
  Court.

       b.   Venue of the Chapter 11 Cases is proper in this district pursuant to 28 U.S.C. Sec. 1408 and 1409.

       c.   The matters considered by the Court at the Confirmation Hearing were "core" proceedings pursuant to 28 U.S.C. Sec. 157(b)(2) over which the

  Court has jurisdiction to enter final orders.

       d.   Notice of the following dates was due, sufficient, adequate and appropriate under the circumstances and satisfied the requirements of all applicable laws, including, without limitation, the Bankruptcy Code, the

  Federal Rules of Civil Procedure, the Federal Rules of Bankruptcy Procedure

  (the "Bankruptcy Rules") and the Due Process Clause of the United States

  Constitution:  (i) the date of the Confirmation Hearing; (ii) the last date and time to file objections to confirmation of the Consensual Plan; (iii) the last dates and times for receipt of ballots with respect to the Creditors'

  Plan, and the Class U-7 Ballots and Resolicitation Ballots with respect to the Consensual Plan; (iv) the dates of the hearings on the Class Motion and the last date and time to file objections to the Class Motion and/or opt out of the Settlement Class; and (v) the date of the hearing on the Class

  Settlement Motion and the last date and time to file objections to the Class

  Settlement Motion.

       e.   The Modified Consensual Plan constitutes a modification of the

  Creditors' Plan pursuant to Section 1127(a) of the Bankruptcy Code.

       f.   Pursuant to Bankruptcy Rule 1015(b) and an order of the Court, the

  Chapter 11

  Cases are being jointly administered.  The Chapter 11 Cases have not been substantively consolidated and the Modified Consensual Plan is not based on a substantive consolidation of the Chapter 11 Cases.

       g.   The solicitation by the Creditor Proponents of ballots for acceptance or rejection of the Creditors' Plan, the Subordinated Note Claim

  Election, the Series B & C Senior Note Claim Election and the Other Unsecured

  Claim Election (collectively, the "Creditors' Plan Ballots") was proposed and conducted in good faith and complied with Sections 1125 and 1126 of the

  Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the August 2 Order, all

  other applicable provisions of the Bankruptcy Code and all other applicable laws, rules and regulations.

       h.   The solicitation by the Consensual Plan Proponents of the

  Resolicitation Ballots, Class U-7 Ballots and Class U-4 Exchange Elections

  (collectively, the "Consensual Plan Ballots") was proposed and conducted in good faith and complied with Sections 1125, 1126 and 1127 of the Bankruptcy

  Code, Bankruptcy Rules 3017, 3018 and 3019, the December 15 Order, all other applicable provisions of the Bankruptcy Code and all other applicable laws,

  rules and regulations.

       i.   The procedures by which the Creditors' Plan Ballots and the

  Consensual Plan Ballots were distributed and tabulated were fair, properly conducted and in accordance with the Bankruptcy Code, the Bankruptcy Rules,

  the local rules of this Court, the August 2 Order, the December 15 Order,

  prior orders of this Court and all other applicable laws, rules and regulations.

       j.   As evidenced by the Creditors' Plan Voting Certification and the

  Resolicitation



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



  and U-7 Ballot Certification:

            (1) More than two-thirds in amount and more than one-half in number of Holders of Allowed Claims in Classes S-1, S-2, S-6, U-3 (other than Class U-3K and Class U-3DD), U-4, U-5 and U-6 (comprising all Holders of Claims who voted or were deemed to have voted on the Consensual Plan, other than Class U-7) accepted the Consensual Plan.

            (2) More than two-thirds in amount and more than one-half in number of Holders of Allowed Claims in Class U-7 who voted on the Consensual Plan accepted the Consensual Plan.

            (3) More than two-thirds in amount of Holders of Allowed Interests in Class E-1 who voted on the Consensual Plan accepted the Consensual Plan.

            (4) Less than two-thirds in amount but more than one-half in number of Holders of Allowed Claims in Class U-3K who voted or were deemed to have voted on the Consensual Plan accepted the Consensual Plan.

            (5) Less than two-thirds in amount and less than one-half in number of Holders of Allowed Claims in Class U-3DD who voted or were deemed to have voted on the Consensual Plan accepted the Consensual Plan.


       k.   Classes S-3, S-4, S-5, S-7, S-8, S-9, S-10, U-1, U-2, U-3K, U-3DD,

  I-1, I-2 and I-3 are not impaired under the Modified Consensual Plan and therefore such Classes are deemed to have accepted the Modified Consensual

  Plan pursuant to Section 1126(f) of the Bankruptcy Code.

       l.   Class SE-1 is not impaired under the Modified Consensual Plan and therefore such Class is deemed to have accepted the Modified Consensual Plan pursuant to Section 1126(f) of the Bankruptcy Code.

       m.   Class E-2 is deemed to have rejected the Modified Consensual Plan pursuant to Section 1126(g) of the Bankruptcy Code since Holders of Interests in such Class shall receive or retain no property under the Modified

  Consensual Plan on account of their Allowed Interests.

       n.   As required by Section 1129(a)(1) of the Bankruptcy Code, the

  Modified Consensual Plan complies with all applicable provisions of the

  Bankruptcy Code.

       o.   As required by Section 1129(a)(2) of the Bankruptcy Code, the

  Consensual Plan Proponents have complied with all applicable provisions of the Bankruptcy Code.

       p.   As required by Section 1129(a)(3) of the Bankruptcy Code, the

  Modified Consensual Plan has been proposed in good faith, for the valid business purpose of resolving substantial obligations of the Debtors and has not been proposed by any means forbidden by law.

       q.   As required by and in compliance with Sections 1123(a)(1), (2) and

  (3) of the Bankruptcy Code, the Modified Consensual Plan identifies the

  Classes of Claims against and Interests in the Debtors that are not impaired under the Modified Consensual Plan, the Classes of Claims against and

  Interests in the Debtors that are impaired under the Modified Consensual Plan and specifies the treatment of Allowed Claims and Interests in such Classes.

       r.   Consistent with Section 1123(a)(4) of the Bankruptcy Code, the

  Modified Consensual Plan provides the same treatment for each Allowed Claim or Interest in a particular Class, except in instances where the Holder of a particular Allowed Claim or Interest has agreed to less favorable treatment of its Allowed Claim or Interest.

       s.   The classification of Claims against and Interests in the Debtors under the Modified Consensual Plan is reasonable, not unfairly discriminatory and consistent with Section 1122(a) of the Bankruptcy Code in that each Claim against or Interest in the Debtors has been placed in a particular Class only if such Claim against or Interest in the Debtors is substantially similar to the other Claims or Interests in such Class.

       t.   As required by Section 1123(a)(5) of the Bankruptcy Code, the

  Modified

  Consensual Plan provides adequate means for the execution and implementation of the Modified Consensual Plan.

       u.   No governmental regulatory commission has jurisdiction over rates charged by any of the Debtors.

       v.   The treatment under the Modified Consensual Plan of Allowed Claims of the type specified in Sections 507(a)(1), 507(a)(3), 507(a)(4), 507(a)(5),

  507(a)(6), 507(a)(7) and 507(a)(8) of the Bankruptcy Code, if any, complies with the provisions of Section 1129(a)(9) of the Bankruptcy Code.

       w.   The rate of interest to be paid on account of the Allowed

  Administrative Claim (the "IRS Administrative Claim"), if any, of the

  Internal Revenue Service (the "IRS") as provided in Article III, Section 3.2 of the Modified Consensual Plan, is proper under Section 1129(a)(9)(A) of the

  Bankruptcy Code and applicable law, rules and regulations.

       x.   The rate of interest to be paid on account of Allowed Federal

  Income Tax Claims, if any, as provided in Article III, Section 3.3 of the

  Modified Consensual Plan, constitutes a commercially reasonable market rate of interest and is proper under Section 1129(a)(9)(C) of the Bankruptcy Code.

       y.   The primary purpose of the Modified Consensual Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the

  Securities Act of 1933, as amended (15 U.S.C. Sec. 77e).

       z.   As required by Section 1129(a)(4) of the Bankruptcy Code, any payments made or to be made by the Debtors for professional services or for costs and expenses in connection with the Modified Consensual Plan or incident to the Chapter 11 Cases, have been disclosed to and approved by this Court, and any such payments made before confirmation were reasonable, and any payments for professional services rendered or for costs and expenses incurred prior to the date of this Order but which are to be fixed after confirmation of the Modified Consensual Plan will be subject to the approval of this Court as reasonable.

       aa.  As required by Section 1129(a)(5) of the Bankruptcy Code, the

  Consensual Plan Proponents have disclosed the identity and affiliations of the individuals who are proposed to serve, after confirmation of the

  Modified Consensual Plan, as directors and officers of the reorganized

  Debtors and their affiliates; the continuance in or appointment of such individuals to such offices is consistent with the interests of the Holders of Claims against and Interests in the Debtors and with public policy; and

  each of the Consensual Plan Proponents has disclosed the identity of any insider respecting it and presently known to it who will be employed or retained by the reorganized Debtors and the nature of any compensation to be paid to such insider.

       bb.  The reconstitution of the board of directors of Walter Industries,

  including the initial three-year term of such directors set forth in Article

  V, Section 5.2 of the Modified Consensual Plan is necessary to provide adequate means for the implementation of the Modified Consensual Plan and is consistent with the interests of the Holders of Claims against and Interests in the Debtors and with public policy.

       cc.  The procedure for the selection of the two (2) Independent

  Directors of the board of directors of Walter Industries set forth in Article

  V, Section 5.2 of the Modified Consensual Plan is consistent with the interests of the Holders of Claims against and Interests in the Debtors and with public policy.

       dd.  Based on the record of the October 17 Hearing, which is incorporated into the record of the Confirmation Hearing, on a consolidated basis the Debtors would be insolvent on a hypothetical chapter 7 liquidation basis and therefore Holders of Unsecured Claims and Subordinated Note Claims

  would receive less than the Allowed Amount of their Claims if the Chapter 11

  Cases were to be converted to cases under chapter 7 of the Bankruptcy Code.

       ee.  As required by Section 1129(a)(7) of the Bankruptcy Code, each

  Holder of a Claim or Interest in an impaired Class has accepted the Modified

  Consensual Plan or will receive or retain under the Modified Consensual Plan on account of such Claim or Interest property of a value, as of the Effective

  Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date.

       ff.  With respect to Class E-2, the Modified Consensual Plan does not discriminate unfairly against and is fair and equitable with respect to Class

  E-2 Interests and satisfies the requirements of Section 1129(b) of the

  Bankruptcy Code in that Holders of Interests, if any, junior or equal to

  Class E-2 Interests will not receive or retain any property under the

  Modified Consensual Plan on account of such Interests.

       gg.  As required by the Bankruptcy Code, Holders of Class U-7 Claims received full and adequate disclosure in connection with voting on the

  Modified Consensual Plan and consideration of the Class Settlement Motion,

  Class Motion, Settlement Motion and the VPSA.

       hh.  No putative member of the Settlement Class has "opted out" of the

  Settlement Class.

       ii.  As required by Section 1129(a)(10) of the Bankruptcy Code, with respect to each
  of the Debtors for which there is at least one Class of impaired Claims, at least one Class of Claims that is impaired under the Modified Consensual Plan has accepted the Modified Consensual Plan, determined without including any acceptance of the Modified Consensual Plan by any insider.

       jj.  Each Class of Claims against Home Improvement is unimpaired under the Modified Consensual Plan and therefore is deemed to have accepted the

  Modified Consensual Plan.

       kk.  To the extent required by the provisions of Section 1123(a)(6) of the Bankruptcy Code, Article IV, Section 4.3 of the Modified Consensual Plan

  provides for the certificates of incorporation of each of the Debtors to be amended on or prior to the Effective Date to prohibit the issuance by each

  Debtor of nonvoting capital stock.

       ll.  Section 1123(a) of the Bankruptcy Code requires a plan,

  "notwithstanding any otherwise applicable nonbankruptcy law", to "provide adequate means for the plan's implementation," including, but not limited to,

  "amendment of the debtor's charter."  Section 1123(b) of the Bankruptcy Code permits a plan to "include any other appropriate provision not inconsistent with the applicable provisions of this title."

       mm.  The provisions of the Charter, the By-Laws and the Modified

  Consensual Plan with respect to the manner of selection of any director of the Debtors and of any successor to such director after the Effective Date

  (the "Corporate Governance Arrangements") were the product of good faith intense negotiations among the KKR Parties, the Bondholders Committee, the

  Creditors Committee, Lehman, Apollo, and the current officers and directors of the Debtors.  The Corporate Governance Arrangements were essential components of the agreement in
  principle which ended the litigation among those parties and formed a basis of the Modified Consensual Plan.  Absent agreement on these Corporate

  Governance Arrangements, there would not have been the Modified Consensual

  Plan.  Consistent with the foregoing, the revised Charter and By-Laws of

  Walter Industries are necessary to provide adequate means for the implementation of the Modified Consensual Plan, including the implementation of Article III, Section 3.22 of the Modified Consensual Plan and the VPSA.

       nn.  The Corporate Governance Arrangements are essential components of the Modified Consensual Plan and are "consistent with the interests of creditors and equity security holders and with public policy with respect to the manner of the selection of any officer, director or trustee under the plan and any successor to such officer, director or trustee" within the meaning of Section 1123(a)(7) of the Bankruptcy Code.

       oo.  The Modified Consensual Plan is feasible.  Based on the record established at the Confirmation Hearing, the Debtors have demonstrated their ability to meet their financial obligations under the Modified Consensual

  Plan and continue their businesses in the ordinary course.  As required by

  Section 1129(a)(11) of the Bankruptcy Code, confirmation of the Modified

  Consensual Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors.

       pp.  Predicated upon, inter alia, the Court's finding that the Debtors
                             ----- ----
  have demonstrated their ability to meet their financial obligations under the

  Modified Consensual Plan, the Court finds no basis in the record to require the Debtors to establish pursuant to Article IV, Section 4.11 of the Modified

  Consensual Plan any Cash reserves on account of any Disputed Claims.

       qq.  As required by Section 1129(a)(12) of the Bankruptcy Code, all fees payable under

  28 U.S.C. Sec. 1930, as determined by the Court at the Confirmation Hearing,

  have been paid or the Modified Consensual Plan provides for all such fees to be paid on the Effective Date.

       rr.  Neither the filing of the Modified Consensual Plan by the

  Consensual Plan Proponents nor any other action by any of the Consensual Plan

  Proponents constituted or constitutes a breach of the Pre-LBO Bondholders

  Settlement Agreement, which has expired by its terms.

       ss.  The Pre-LBO condition has not occurred.

       tt.  All conditions precedent to confirmation of the Modified Consensual

  Plan, including those set forth in Article X, Section 10.1 of the Modified

  Consensual Plan, have been satisfied, are satisfied by entry of this Order or have been duly waived.

       uu.  As required by Section 1129(a)(13) of the Bankruptcy Code, the

  Modified Consensual Plan provides for the assumption of all retirement and supplemental retirement benefit contracts and therefore provides for the continuation after the Effective Date of payment of all Retiree Benefits (as defined in Section 1114(a) of the Bankruptcy Code) at the level established pursuant to such retirement and supplemental retirement benefit contracts for the duration of the period any of the Debtors has obligated itself to provide such benefits.

       vv.  The record established at the Confirmation Hearing demonstrates that the Debtors will be able to satisfy each and every condition precedent to the Effective Date of the Modified Consensual Plan set forth in Article X,

  Section 10.2 of the Modified Consensual Plan.

       ww.  The Modification of the Consensual Plan dated March 1, 1995 does not adversely change the treatment of the Claim of any creditor or the

  Interest of any equity security Holder who has not accepted or who is deemed not to have accepted such Modification, and meets the
  requirements of, inter alia, Sections 1122, 1123, 1125, and 1127 of the
                   ----- ----
  Bankruptcy Code.

       xx.  The offer and sale under the Modified Consensual Plan of the New

  Senior Notes and the New Common Stock are exempt from the Securities Laws by virtue of Section 1145(a)(1) of the Bankruptcy Code because each New Senior

  Note and each share of New Common Stock is "a security of the debtor" and is issued wholly "in exchange for a claim against [or] an interest in . . . the debtor."

       y.   In view of the fact that Section 1145(c) of the Bankruptcy Code provides that an offer or sale of securities pursuant to Section 1145 of the

  Bankruptcy Code is deemed to be a public offering, the New Senior Notes and

  New Common Stock will not be deemed to be "restricted securities," and all resales of these securities will be exempt from the registration requirements of the Securities Act, except for certain transactions by "underwriters"

  under Section 1145(b) of the Bankruptcy Cod.

       zz.  The Debtors initiated Adversary Proceeding No. 90-0003 and Adversary

  Proceeding No. 90-0004 (collectively, the "Adversary Proceedings") seeking (i)

  a final declaration and adjudication that the corporate veil between JWC and

  Celotex may not be pierced; (ii) a final declaration and adjudication that the leveraged buy-out of JWC (the "LBO") was not a fraudulent conveyance, nor were any subsequent transactions entered into as a part of the LBO fraudulent transfers; (iii) a final declaration and adjudication that neither the

  Debtors nor any of their subsidiaries or Affiliates is the successor-in-

  interest to the asbestos-related liabilities of either JWC or Celotex; (iv) a final declaration and adjudication that neither the Debtors nor any of their subsidiaries or Affiliates is liable for the asbestos-related liabilities of either JWC or Celotex; and (v) such injunctive relief as may be necessary and appropriate to effectuate the
  declaratory relief sought by the Debtors.

       aaa.       In the Adversary Proceedings, the AVDs opposed the relief

  sought by the Debtors, and certain of the Veil Piercing Claimants asserted

  Settlement Claims against the Debtors, JWC and various other Released Parties in various forums.

       bbb.       The Debtors and Celotex assert that Celotex has the exclusive right and standing to assert the Settlement Claims against the Debtors and

  JWC for the benefit of Celotex' estate and its creditors because such

  Settlement Claims are asserted by Celotex to be property of its bankruptcy estate and bankruptcy policy is furthered by ensuring that all similarly situated creditors are treated fairly.  The Veil Piercing Claimants'

  Representatives assert that each of the Veil Piercing Claimants has the right and standing to assert his/her/its Veil Piercing Claim and/or claims based upon LBO-Related Issues against the Debtors and JWC for his/her/its own benefit.

       ccc.       A trial on certain of the issues raised in the Adversary

  Proceedings took place before the Court from December 13, 1993 through

  December 17, 1993 (the "Adversary Proceedings Trial").  On April 18, 1994,

  this Court issued its order which ruled in favor of the Debtors on certain of the issues that were the subject of the Adversary Proceedings Trial (the

  "April 18 Order").  On October 13, 1994, the District Court issued an order affirming this Court's April 18 Order.  The Veil Piercing Claimants'

  Representatives have timely filed an appeal from the District Court's order,

  which has been stayed by agreement between them and the Debtors.

       ddd.       In determining whether to approve the VPSA under Bankruptcy

  Rule 9019, the Court is required to consider the following factors:  the probability of success or failure on the merits; the difficulties, if any, to be encountered in the matter of collection; the complexity of the litigation involved, and the expense, inconvenience and delay necessarily attendant thereto; and the paramount interest of the creditors and a proper deference to their reasonable views.  In re Justice Oaks II, Ltd., 898 F.2d
                                        --------------------------
  1544 (11th Cir.), cert. denied, 489 U.S. 959 (1990).  The Court should also
                    ----- ------
  consider whether the VPSA is in the best interests of, and is fair and equitable to, the creditors and shareholders of the Debtors.

       eee.       In determining that the VPSA is fair, equitable and

  reasonable, the Court, with the support of each of the Parties to the VPSA,

  considered, inter alia, the record of the Adversary Proceedings, the
              ----- ----
  Adversary Proceedings Trial, the October 17 Hearing and the Chapter 11 Cases.

       fff.       The Debtor's probability of success with respect to the

  Settlement Claims is substantial.  In its April 18 Order, this Court basically held that the Settlement Claims were untenable.  On appeal, the

  District Court affirmed the April 18 Order.  The exhaustive evidence which was presented in the Adversary Proceedings and during the Adversary

  Proceedings Trial demonstrates that the Settlement Claims were not likely to be successful.

       ggg.       The difficulty in collecting my judgment against the Debtors would depend on the size of the judgment.  While a modest judgment may be collectible in full, a large judgment (e.g., $1 billion) probably would not.
                                         ----

       hhh.       The complexity and expense of further litigation is not likely to be significant, unless the AVDs were to convince the United States Court of

  Appeals for the Eleventh Circuit or the United States Supreme Court to vacate this Court's April 18 Order or prior orders relating to jury trial issues, in which case the complexity and expense would be substantial.  However, in any event, the delay of the Chapter 11 Cases that could occur if further litigation ensued
  would be substantial.  It would be very likely that the Debtors would not emerge from bankruptcy for several years.  In addition, if Veil Piercing

  Claimants who were not named in the Adversary Proceedings were to contend that they are not bound by its results, and were to initiate new litigations,

  it would necessarily be several years before final resolutions could be obtained.  The legal fees and expenses incurred in preparing for such litigations would be extremely high.  As importantly, any further litigation would significantly consume the time of the Debtors' officers which otherwise would be devoted to the normal business operations of the Debtors.

  No one can guarantee the Debtors' success in every one of such litigations.

      iii.  Notwithstanding the Debtors' probability of success on the merits,

  the Debtors have sound business reasons for eliminating the threat of future litigations.  The Court believes it prudent to approve the VPSA, the Class

  Motion, the Class Settlement Motion and the Settlement Motion so as to avoid the crippling effect that continuance of the litigations of Settlement Claims would likely have on the Debtors' businesses.

       jjj.       The paramount interest of Holders of Claims against the

  Debtors in approving the VPSA is reflected in their overwhelming acceptance of the Consensual Plan.  The Official Committees and the Bondholder

  Proponents have stated that it is not likely that the Veil Piercing Claimants have any valid Settlement Claims against any or all of the Debtors, any or all of the Signing Management (in their respective capacities as present or former officers, directors, employees or shareholders of any or all of the

  Debtors) or any or all of the Holders of Old Common Stock Interests.  The

  Official Committees, the Bondholder Proponents and the Ad Hoc Committee have contended that Holders of unsecured Claims are entitled to receive post-

  petition
  interest on their pre-Filing Date Allowed Claims (and that it is permissible for a chapter 11 plan of reorganization for the Debtors to provide for the payment of such post-petition interest), in the amount of approximate $160 million per year, for over five (5) years to date, aggregating in excess of

  $800 million, prior to any distribution to Holders of Old Common Stock

  Interests.  As a result of the Modified Consensual Plan and the VPSA, the

  Holders of Unsecured Claims will receive substantially less in value than they contend they would be entitled to receive if all Settlement Claims were finally disallowed.  The Creditor Proponents have further contended that

  Holders of Claims would be materially prejudiced by potentially years of delay resulting from an attempt to achieve Finality respecting all Settlement

  Claims through litigations and would bear much of the risk of an adverse result in such litigations.  That the Holders of Claims against the Debtors have nearly unanimously accepted the Consensual Plan, including the VPSA contained therein, evidences their informed decision that their best interests lie in approval of the VPSA and the Settlement Motion.

       kkk.       The Debtors, the KKR Entities and the Signing Management have contended that the Veil Piercing Claimants have no valid Settlement Claims against any or all of the Debtors, any or all of the Signing Management (in

  their respective capacities as present or former officers, directors,

  employees or shareholders of any or all of the Debtors), or any or all of the

  Holders of Old Common Stock Interests.  They also have contended the Holders of unsecured Claims are not legally entitled to post-petition interest in the

  Chapter 11 Cases.  As a result of the payment of the Settlement Fund and if the contentions of the Debtors, the KKR Entities and the Signing Management

  are valid, all of the Holders of Old Common Stock Interests, including,

  without limitation, the KKR Entities and the Signing Management, will receive substantially less
  in value than they have contended they would be entitled to receive if all

  Settlement Claims were finally disallowed.  That the Holders of Old Common

  Stock Interests have unanimously accepted the Consensual Plan and the vast majority of Holders of Old Common Stock Interests have executed the VPSA demonstrates their informed decision that the best interests of Holders of

  Old Common Stock Interests also lie in approval of the VPSA and the

  Settlement Motion.

       lll.       The allocation of value under the Modified Consensual Plan and the VPSA among the Celotex Settlement Fund Recipient, the Holders of Old

  Common Stock Interests and the Debtors' unsecured creditors is thus a result of the arms-length, arduous negotiations and the good faith compromise of,

  inter alia, the foregoing competing claims by the parties to the VPSA.  The
  ----- ----
  resolution of the Settlement Claims is the critical issue in the Chapter 11

  Cases and no plan of reorganization for the Debtors could be confirmed without a final and effective resolution of the Settlement Claims.

       mmm.       All of the Parties to the VPSA have sought to achieve

  Finality, that is, to ensure that there is no lawful basis on which any person or entity could, in the future, assert any or all of the Settlement

  Claims against any or all of the Debtors or any or all of the other Released

  Parties.  This expectation of Finality is critical to their willingness to enter into the VPSA and the nearly unanimous support of the Consensual Plan and the VPSA by the parties in interest.  Further, the expectation of

  Finality as to the Debtors and the Released Parties is also critical to the willingness of the various banks and other institutions that are providing new extensions of credit to the Debtors on the Effective Date to provide such credit.  Achievement and preservation of Finality, including by this Court's continuing jurisdiction to enforce the Modified Consensual Plan and this

  Order, is therefore, of central importance to the Chapter 11

  Cases.

       nnn.       For, inter alia, all of the foregoing reasons, each of the
                       ----- ----
  Released Parties has provided valid and sufficient consideration for the receipt of the release contained in, and the dismissals contemplated by,

  Article VI, Sections 6.1, 6.2 and 6.3 of the Modified Consensual Plan, the

  separate releases provided for under the VPSA, the releases provided by this

  Order, the injunction contained in Article XII, Section 12.3 of the Modified

  Consensual Plan, the injunction provided in this Order and, in the case of those Persons for whom indemnification will be provided by the Debtors after the Effective Date as contemplated by Article VI.  Section 6.4 of the

  Modified Consensual Plan, for the benefit of such indemnified parties by the

  Debtors, and each such provision is critical to the Modified Consensual Plan.

       ooo.       The VPSA is inextricably intertwined with the Modified

  Censensual Plan, of which it is an integral and essential component.

       ppp.       The Veil Piercing Settlement is in the best interests of the

  Debtors' estates and is fair and equitable to all parties in interest.

       qqq.       On December 15, 1994, as part of its initial consideration of the Class Motion, this Court conditionally certified, for settlement purposes only, the Settlement Class comprising all Holders (present and future) of

  Settlement Claims (i.e. all Veil Piercing Claims and all claims and causes of action held or assertable by the Veil Piercing Claimants based on LBO-Related

  Issues) for the purpose of implementing the VPSA.  The Settlement Class includes, among others:


            (i)   all present asbestos-related personal injury claimants of

                  Celotex;

            (ii)  all future asbestos-related personal injury claimants of

                  Celotex;

            (iii) all asbestos-related property damage claimants of Celotex; and

            (iv)  all trade creditors of Celotex.

       rrr.       Certification of the Settlement Class is appropriate here for each of the reasons set forth in Rule 23(b) of the Federal Rules of Civil

  Procedure, made applicable hereto pursuant to Bankruptcy Rules 9014 and 7023.

  The Settlement Class members share common questions of both law and fact --

  i.e. whether the Debtors may be held liable for their Settlement Claims.
  ----
  These questions predominate over questions affecting only individual members.

  Fed. R. Civ. P. 23(b).  Moveover, a class action for settlement purposes in the instant case is superior to any other available method of adjudication.

  It ensures that every Veil Piercing Claimant that does not properly opt out of the Settlement Class will obtain the benefits of the VPSA.  It protects the Debtors from having to litigate duplicative Settlement Claims in the future.  It helps to ensure Finality on the issues litigated before this

  Court in the Adversary Proceedings and in the Debtors' objection to the Veil

  Piercing Proof of Claim.  Finally, the VPSA is a linchpin of the Modified

  Consensual Plan.

       sss.       The Court finds that each of the prerequisites for class

  certification is met:

            (i)   The Settlement Class is so numerous that joinder is

                  impracticable.  Indeed, the Settlement Class comprises tens of thousands of members.  It also includes countless future

                  claimants who cannot presently be identified, much less

                  joined.  Fed. R. Civ. P. 23(a)(1).

            (ii)  As noted, supra, the members of the Settlement Class share
                            -----
                  common questions of law and fact.  Fed. R. Civ. P. 23(a)(2).

            (iii) The Settlement Class representative, Amos Franklin Gunnel,

                  possesses Settlement Claims that are typical of those shared by other Settlement Class members.  Fed. R. Civ. P. 23(a)(3).

                  Mr. Gunnel is a Celotex creditor who alleges that he was

                  diagnosed with asbestos-related lung cancer in 1993.  All

                  other Settlement Class members are Celotex creditors.

            (iv)  The Settlement Class representative will fairly and adequately protect the interests of the Settlement Class.  Under the

                  VPSA, all members of the Settlement Class are equally and

                  uniformly treated.  Specifically, the VPSA provides for the creation of a single Settlement Fund to be distributed by the

                  Debtors to the Celotex Settlement Fund Recipient under the jurisdiction of the Celotex Bankruptcy Court in return for the resolution of all Settlement Claims against the Debtors being resolved by the VPSA.  Because the VPSA does not determine how the Settlement Fund will be allocated, but instead only

                  provides a common fund for later allocation, the Settlement

                  Class representative adequately represents the interests of all Veil Piercing Claimants in seeking the approval of the

                  Class Motion, the Class Settlement Motion and the VPSA,

                  Further, the Settlement Class counsel, Caplin & Drysdale,

                  Chartered, is competent and experienced and will more than adequately protect the Settlement Class.  Caplin & Drysdale,

                  Chartered, served as liaison counsel for Veil Piercing

                  Claimants over the course of these proceedings, acted as

                  counsel
                  to the AVDs in the Adversary Proceedings and has acted as

                  counsel to numerous other asbestos claimants in other actions.

       ttt.      Pursuant to Fed. R. Civ. P. 23(c) and the Second

  December 15 Order, the Court has directed that the best notice of the VPSA, the Class Motion and the Class Settlement Motion

  practicable under the circumstances be given to all members of the Settlement Class.  This included publication notice to all unknown Veil Piercing Claimants and individual notice to all members of the Settlement Class who can be identified through reasonable effort.  The Legal Representative had actual notice of the VPSA and the Class Motion and reported to the Celotex

  Bankruptcy Court on February 17, 1995 that he supports the VPSA.

  The notices given fully satisfy due process requirements.

       uuu.      The specific notices sent to known members of the

  Settlement Class (defined in the Modified Consensual Plan as Holders of Class U-7 Claims) and the means thereof are set forth, infra.
                                                            -----
  Pursuant to Fed. R. Civ. P. 23(c), the notices state that (i)

  members of the Settlement Class may be excluded therefrom upon request; (ii) the Court's implementation of the VPSA by approval of the Modified Consensual Plan will include all members who do not opt-out of the Settlement Class; and (iii) any Settlement

  Class member who does not request exclusion may enter an

  appearance through counsel.

       vvv.      Notice, in forms approved by this Court, was

  timely and properly provided to members of Class U-7 of:

       (i)       the time, date and place of the Confirmation Hearing

                 and the hearing to approve the VPSA;

       (ii)      the right, and the last date by which, to object

                 to confirmation of the Consensual

            Plan, approval of the VPSA, approval of the Class

            Motion, the appointment of the representative of the

            Settlement Class, the appointment of counsel for the

            Settlement Class and the granting of releases to the

            Released Parties;

       (iii)     the filing of the Veil Piercing Proof of Claim and

                 the Celotex Proof of Claim;

       (iv)      the certification of the Settlement Class, the

                 appointment of a representative of, and counsel

                 for, the Settlement Class;

       (v)       the right to "opt out" of the Settlement Class and the

                 consequences thereof; and

       (vi)      the Class U-7 Bar Date and the consequences

                 thereof; by means of:

            (a)  where possible, the mailing of appropriate notices

                 to (x) each Holder of a Class U-7 Claim at the

                 address listed in the proofs of claim or schedules

                 of liabilities on file in the Celotex Chapter 11

                 Case and/or the Chapter 11 Cases or (y) in the

                 case of each person or entity who commenced a

                 legal action against Celotex or the Debtors, or

                 threatened in writing to do so, such person's or

                 entity's counsel of record in such action (or,

                 where such action was threatened but not

                 commenced, to the counsel which made such threat);

            (b)  timely and extensive publication in hundreds of

                 newspapers and other publications during December

                 1994 and January 1995; and

            (c)  the mailing of the Disclosure Statement Supplement

                 in accordance with the Bankruptcy Rules and the

                 December 15 Order.

       www.      Each known Veil Piercing Claimant received full

  and adequate disclosure of (i) the terms and the consequences of the Veil Piercing Settlement, the VPSA, the Consensual Plan and the Confirmation Hearing, and (ii) the effects of the Class

  U-7 Bar Date, the certification of the Settlement Class, the appointment of the representative of and counsel for the

  Settlement Class, and the decision to "opt out" or not "opt out"

  of the Settlement Class.

       xxx.      Each Veil Piercing Claimant, whether presently

  manifesting symptoms of asbestos-related disease or yet to manifest such symptoms, was given notice, sufficient under the

  Bankruptcy Rules, the Bankruptcy Code and the standards of due process required by the United States Constitution, of:

       (i)       the time, date and place of the Confirmation Hearing

                 and the hearing to approve the VPSA;

       (ii)      the right, and the last date by which, to object

                 to:  confirmation of the Consensual Plan, approval

                 of the VPSA, the Class Motion and the Class

                 Settlement Motion, certification of the Settlement

                 Class, appointment of the representative of the

                 Settlement Class, appointment of counsel for the

                 Settlement Class and the granting of releases to

                 the Released Parties;

       (iii)     the filing of the Veil Piercing Proof of Claim and

                 the Celotex Proof of Claim, and the Debtors'

                 objections thereto;

       (iv)      the certification of the Settlement Class, the

                 appointment of the representative of, and counsel

                 for, the Settlement Class;

       (v)       the right to "opt out" of the Settlement Class and the

                 consequences thereof; and

       (vi)      the Class U-7 Bar Date and the consequences

                 thereof.

       yyy.      As evidenced by the overwhelming vote of Class U-7

  to accept the Consensual Plan and the Veil Piercing Settlement,

  the absence of any "opt outs" from the Settlement Class, and the strong recommendations of experienced class counsel and of the Legal Representative in the Celotex Chapter 11 Case in

  favor of the Veil Piercing Settlement, the Veil Piercing

  Settlement is in the best interests of the Settlement Class.

       zzz.      For the reasons set forth above, at the

  Confirmation Hearing and in the Class Settlement Motion, the

  settlement of the Veil Piercing Proof of Claim pursuant to the

  VPSA should be approved under Bankruptcy Rule 7023(e) as fair and reasonable to the Settlement Class.  As the Court has approved the Veil Piercing Settlement, certification of the Settlement

  Class as requested by the Class Motion is now final and meets all criteria for approval of a class settlement under the Federal

  Rules of Civil Procedure, the Bankruptcy Rules and other

  applicable law.

       aaaa.      The Court, as a court of equity whose

  jurisdiction is governed by equitable principles, has the

  constitutional and statutory power and authority to issue and enter the injunction contained in Article XII, Section 12.3 of the Modified Consensual Plan and the injunction provided in the

  Order.

       bbbb.      The Court may exercise its equitable power and

  authority to issue injunctive relief where there is a basis for concluding that reorganization or rehabilitation of the Debtors might be undermined and frustrated by the actions sought to be enjoined.

       cccc.      The Court has the power and duty to sift

  through the surrounding circumstances to prevent injustice or unfairness and has the power to fashion equitable remedies where those at law are inadequate.

       dddd.      The Court has the equitable and inherent power

  and authority to channel the Settlement Claims to a specific res
                                                               ---

  (the Settlement Fund) and may limit the direct or indirect prosecution of such Settlement Claims against any or all of the

  Debtors and/or any or all of the Released Parties, and prohibit parties in interest from attempting to circumvent the Modified

  Consensual Plan, including Finality, and the orders of this

  Court.

       eeee.      In exercising its inherent equitable powers, the

  Court may grant injunctive relief to prevent direct or indirect interference with the administration of the Debtors' estates and facilitate the Debtors' reorganization effort to enable the

  Debtors to achieve the ultimate objectives of chapter 11,

  reorganization and rehabilitation.  The Court may enjoin or otherwise limit future litigation associated with the Chapter 11

  Cases which could undermine and frustrate the Modified Consensual

  Plan, the Debtors' reorganization or Finality.

       ffff.      The terms and provisions of the Joint Stipulation

  dated March 1, 1995, between Debtors and the United States

  (Internal Revenue Service) regarding the Objection of the United

  States (Internal Revenue Service) to Confirmation of the

  Consensual Plan are hereby incorporated by reference and shall be part of this Order as if fully set forth herein.

       IT IS THEREFORE,

       NOW, on joint motion of KAYE, SCHOLER, FIERMAN, HAYS &

  HANDLER and STICHTER, RIEDEL, BLAIN & PROSSER, P.A., counsel to the Debtors, CARLTON, FIELDS, WARD, EMMANUEL, SMITH & CUTLER,

  counsel to the KKR Proponents, AKIN, GUMP, STRAUSS, HAUER & FELD,

  L.L.P., and STUTMAN, TREISTER & GLATT, P.C., co-counsel for

  Apollo, PAUL, WEISS, RIFKIND, WHARTON & GARRISON, counsel for

  Lehman, STROOCK & STROOCK & LAVAN, counsel to the Bondholders

  Committee, JONES, DAY, REAVIS & POGUE, counsel to the Creditors

  Committee and MARCUS MONTGOMERY WOLFSON, P.C., counsel to the Ad

  Hoc Committee,

       ORDERED, ADJUDGED and DECREED that, based upon the foregoing which constitute the Court's findings of fact and conclusions of law:

       1.   The Modified Consensual Plan and each of its provisions

  are hereby confirmed in accordance with Section 1129 of the

  Bankruptcy Code.

       2.   The Settlement Motion is granted in its entirety and

  the Debtors are authorized and directed to perform their

  obligations under the VPSA according to its terms.

       3.   The Class Motion and the Class Settlement Motion are

  granted in their entirety, and the Settlement Class

  representative and class counsel are authorized and directed to perform according to the terms of the VPSA.

       4.   For the reasons set forth on the record of the

  Confirmation Hearing, each and every Confirmation Objection, to the extent not withdrawn, is overruled.

       5.   Pursuant to Section 1141(a) of the Bankruptcy Code, the

  Modified Consensual Plan and its provisions are binding upon the

  Debtors, any entity issuing securities under the Modified

  Consensual Plan, any entity acquiring property under the Modified

  Consensual Plan, any Holder of a Claim against or Interest in the

  Debtors, regardless of whether the Claim or Interest of such

  Holder or obligation of any party in interest is in a Class that is impaired under the Modified Consensual Plan or whether such

  Holder or party in interest has accepted the Modified Consensual

  Plan.

       6.   Consistent with the Modified Consensual Plan, the

  following agreements and documents, substantially in the form of the agreements and documents which are attached as exhibits to the Modified Consensual Plan or which were introduced into evidence at the Confirmation Hearing in substantially final form,

  including all the annexes and exhibits thereto, and all terms and provisions thereof (collectively, the

  "Reorganization Documents"), are hereby approved in all respects:

            a.   New Senior Note Indenture,

            b.   Qualified Securities Registration Rights
                 Agreement,

            c.   New Common Stock Registration Rights Agreement,

            d.   Registration Rights Notice (defined herein),

            e.   Instruments evidencing the Qualified Securities,

            f.   New Management Stock Incentive Compensation Plan,

            g.   Director and Officer Indemnification Agreement,

            h. Amendment No. 2 to Post-Petition Replacement Letter of Credit Agreement (defined herein),

            i.   Amendment No. 6 to Post-Petition New Letter of
                 Credit Agreement (defined herein),

            j.   VPSA,

            k.   Tag-Along and Voting Agreement,

            l.   Form of releases referred to in Article VI,
                 Section 6.3 of the Consensual Plan,

            m.   Charter,

            n.   Restated By-Laws of Walter Industries and

            o. Stockholders' Agreement between Walter Industries and the Celotex Settlement Fund Recipient.

            7.   Walter Industries and Computer Services are

  authorized and directed to fund retiree health benefits in a manner consistent with, and subject to the limitations set forth in, Article V, Section 5.4 of the Modified Consensual Plan.

            8.   Pursuant to Article V, Section 5.5 of the Modified

  Consensual Plan, Walter Industries is authorized and directed to pay on or as soon as practicable after the Effective Date, Cash bonuses in the amount of and to the persons set forth in the

  Schedule of Effective Date Bonus Awards dated February 6, 1995 and filed with this Court on February 6, 1995, and submitted to the Bondholders Committee, the amounts of which are hereby approved.

            9.   Pursuant to Article V, Section 5.2 of the Modified

  Consensual Plan, on the Effective Date, the following persons shall be appointed to the board of directors of Walter

  Industries:

            (a)  James W. Walter,

            (b)  G. Robert Durham,

            (c)  Kenneth J. Matlock,

            (d)  Michael T. Tokarz,

            (e)  Elliot M. Fried,

            (f)  Howard L. Clark, Jr. and

            (g)  Kenneth A. Buckfire.

  The appointment of the foregoing persons to the board of

  directors of Walter Industries is consistent both with the interests of Holders of Claims against and Interests in the

  Debtors, and with public policy.

            10.  The Debtors are hereby authorized and directed to

  execute, enter into, deliver and/or implement the Reorganization

  Documents, and all other documents and instruments substantially consistent therewith or incidental thereto, and any amendments,

  supplements or modifications to such Reorganization Documents as therein provided, and to
  take such other actions and to perform such other acts as may be necessary and appropriate to implement and effectuate the

  Modified Consensual Plan and the Reorganization Documents

  approved herein.

            11.  The Modified Consensual Plan and all other

  agreements provided for under the Modified Consensual Plan,

  including the Reorganization Documents, and all transactions,

  documents, instruments and agreements referred to therein,

  contemplated thereunder or executed and delivered in connection therewith, and any amendments or modifications thereto in

  substantial conformity therewith, are approved, and the Debtors are authorized and directed to enter into and to perform such agreements according to their terms.

            12.  Distributions required to be made to the Holders

  of Claims against and Interests in the Debtors shall be made to the entities entitled thereto as provided in the Modified

  Consensual Plan.  The record date for determining which Holders of Allowed Claims and Allowed Interests are entitled to

  participate in the distributions pursuant to the Modified

  Consensual Plan shall be 5:00 p.m. Eastern Standard Time on the

  Effective Date (the "Distribution Record Date").  Pursuant to

  Article IV, Section 4.4(a) of the Modified Consensual Plan, the

  Debtors, the Bank Agents or the Disbursing Agent (as defined in this Order), as the case may be, shall have no obligation to recognize any transfer of Revolving Credit Bank Claims, Working

  Capital Bank Claims, Series B & C Senior Notes, Grace Street

  Notes, Sloss IRB Claims, Subordinated Notes or Interests

  occurring after the Distribution Record Date.

            13.  As provided in Article III, Section 3.6(a) of the

  Modified Consensual Plan, the Cash payment required to be made to each Holder of a Class S-1 Allowed Claim pursuant to said

  subsection shall be made on the Effective Date.

            14.  As provided in Article III, Section 3.7(a) of the

  Modified Consensual Plan, the Cash payment required to be made to each Holder of a Class S-2 Allowed Claim pursuant to said

  subsection shall be made on the Effective Date.

            15.  This Order shall constitute all approvals and

  consents required, if any, by the laws, rules or regulations of any State or any other governmental authority with respect to the implementation or consummation of the Modified Consensual Plan and any other documents, instruments or agreements, and any amendments or modifications thereto and any other acts referred to in or contemplated by the Modified Consensual Plan, the

  Disclosure Statement Supplement, the Reorganization Documents,

  and any other documents, instruments or agreements, any

  amendments or modifications thereto and any other acts that may be necessary or appropriate for the implementation or

  consummation of the Modified Consensual Plan.

            16.  Except as otherwise provided in the Modified

  Consensual Plan or this Order, and except for any security interests provided under the Modified Consensual Plan or

  contemplated by the New Senior Note Indenture, the New Working

  Capital Facility or the Mid-State Homes Warehouse Credit

  Facility, on the Effective Date, all Assets shall vest in and be retained by the Debtors free and clear of all Claims (other than

  Claims arising under the Post-Petition Replacement Letter of

  Credit Agreement (as defined herein) and the Post-Petition New

  Letter of Credit Agreement (as defined herein)) and Interests of the Holders of Claims and the Holders of Interests in accordance with Sections 1141(b) and (c) of the Bankruptcy Code.  Subsequent

  to the Confirmation Date and until the occurrence of the

  Effective Date, all such Assets shall remain property of each of the respective Debtors' estates and shall remain subject to the Liens granted under the Working Capital Agreement, the

  Revolving Credit Agreement, the Series B & C Senior Note

  Indenture, the Post-Petition Replacement Letter of Credit

  Agreement dated as of May 18, 1990, as amended (the "Post-

  Petition Replacement Letter of Credit Agreement"), and the Post-

  Petition New Letter of Credit Agreement dated as of May 2, 1990,

  as amended (the "Post-Petition New Letter of Credit Agreement"),

  and such Liens shall continue until the Effective Date (but shall not continue thereafter except as provided in the Post-Petition

  Replacement Letter of Credit Agreement and the Post-Petition New

  Letter of Credit Agreement).

            17.  On the Effective Date, the transfers of property

  by the Debtors contemplated by the Modified Consensual Plan including, but not limited to, the transfer of Cash, Qualified

  Securities and shares of New Common Stock to the Celotex

  Settlement Fund Recipient pursuant to Article III, Section 3.22 of the Modified Consensual Plan, will be legal, valid, binding and effective transfers of property and will vest, to the fullest extent permitted by the Bankruptcy Code, good title to such property in the respective transferee, free and clear of all

  Liens, Claims and encumbrances, except as otherwise provided by the Modified Consensual Plan or as required in order to implement the New Senior Note Indenture, the Mid-State Homes Warehouse

  Credit Facility and the New Working Capital Facility.  The

  creation and perfection on or after the Effective Date of the

  Liens securing the New Senior Note Indenture, the Mid-State Homes

  Warehouse Credit Facility and the New Working Capital Facility

  and the execution and delivery of guaranties by any of the

  Debtors thereunder will not be made with actual intent to hinder,

  delay or defraud any person, will be made for reasonably

  equivalent value and fair consideration, will not result in the insolvency of any of the Debtors,
  will not leave any of the Debtors with unreasonably small capital with which to conduct their businesses, will not be made with the intent to, or belief that they will, incur debts that the

  respective Debtors would be unable to pay as they become due, nor will such transfers or the incurring of such obligations in any other manner constitute fraudulent conveyances or transfers.  The

  Cash, New Senior Notes, shares of New Common Stock and other property held for distribution to Holders of Allowed Claims and

  Interests pursuant to the Modified Consensual Plan will be held in trust for such Holders of Allowed Claims and Interests and vest in such Holders of Allowed Claims and Interests when

  distributed thereto pursuant to the Modified Consensual Plan,

  free and clear of all Claims and Interests of all other

  creditors, equity security holders and Persons.

            18.  Except as otherwise expressly provided in the

  Modified Consensual Plan or this Order, pursuant to Article XII,

  Section 12.3 of the Modified Consensual Plan and Section 1141(d) of

  the Bankruptcy Code, the issuance of this Order shall operate as a discharge effective as of the Effective Date, of any and all

  Debts (as such term is defined in Section 101(12) of the

  Bankruptcy Code) or Claims against one or more of the Debtors that arose at any time before the Effective Date and from any

  Debt or Claim of a kind specified in Sections 502(g), 502(h) and

  502(i) of the Bankruptcy Code, including, without limitation, all principal of, and interest on, all indebtedness, whether accrued before, on or after the Filing Date.  The discharge of the Debtors will be effective as to each Claim, regardless of whether a proof of Claim was filed or deemed filed, whether the Claim is an

  Allowed Claim or whether the Holder thereof voted to accept or reject the Consensual Plan.  On the Effective Date, the Holder of

  every discharged Debt and Claim will be permanently enjoined from asserting against any and all of the Debtors or any of their respective assets, any other or further Claim based upon any law, rule or regulation or any document,

  instrument, act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, other than as provided in the Modified Consensual Plan.

            19.  Pursuant to Section 1146(c) of the Bankruptcy

  Code, neither the issuance, transfer or exchange of a security under the Modified Consensual Plan, including, but not limited to, the issuance, transfer or exchange of the New Senior Notes and the shares of New Common Stock, nor the making or delivery of an instrument of transfer, nor the revesting and transfer of any real property or personal property of the Debtors in accordance with the Modified Consensual Plan (including, without limitation,

  the New Senior Note Indenture, the New Working Capital Facility,

  the Mid-State Trust IV transaction approved by the Court at the hearing held on February 22, 1995 and the Mid-State Homes Warehouse

  Credit Facility and the creation and perfection of any Lien or security interest in connection therewith, whether on, before or after the

  Effective Date, as contemplated by the Modified Consensual Plan),

  shall be taxed under any law imposing a stamp tax or similar tax,

  including any state or local sales, use, transfer, documentary,

  recording or gains tax.

            20.  Pursuant to Article XII, Section 12.2 of the

  Modified Consensual Plan and Sections 105, 1123 and 1129 of the

  Bankruptcy Code, in order to preserve and implement the

  settlements contemplated by and provided for in the Modified

  Consensual Plan, effective on the Effective Date, all Persons who have held, hold or may hold a Demand, Debt or Claim, or who have held, hold or may hold Interests, shall be permanently enjoined,

  to the fullest extent permitted by law, from taking any of the following actions against or affecting any or all of the

  Released Parties or any or all of the Assets (or assets or other property) of any or all of the Released Parties with respect to such Claims, Debts, Demands or Interests (other than actions brought to enforce any rights or obligations under the Modified

  Consensual Plan or any of the Reorganization Documents or

  appeals, if any, from this Order):  (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit,

  action or other proceeding of any kind against any and all of the

  Released Parties or any and all of the Assets (or assets or other property) of any and all of the Released Parties or any direct or indirect successor in interest to any of the Released Parties, or any or all of the Assets (or assets or other property) of any such successor; (b) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against any or all of the Released Parties or any and all of the Assets (or

  assets or other property) of any and all of the Released Parties or any direct or indirect successor in interest to any of the

  Released Parties or any or all of the Assets (or assets or other property) of such transferee or successor; (c) creating,

  perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against any and all of the Released Parties or any and all of the Assets (or assets or other property) of any and all of the Released Parties or any direct or indirect successor in interest to any of the Released

  Parties, or any or all of the Assets (or assets or other

  property) of any such transferee or successor other than as contemplated by the Modified Consensual Plan or any of the

  Reorganization Documents; (d) asserting any set-off, right of subrogation or recoupment of any kind, directly or indirectly,

  against any obligation due any or all of the Released Parties or any or all of the Assets (or assets or other property) of any and all of the Released Parties, or successors in interest to any of the Released Parties; and (e)
  proceeding in any manner that does not conform to or comply with the provisions of the Modified Consensual Plan or any of the

  Reorganization Documents.

            21.  Notwithstanding paragraphs 18, 19 and 20 of this

  Order, nothing in the Modified Consensual Plan, this Order or the injunction and discharge provisions contained therein shall (a)

  affect or discharge any liability of the Debtors to the "Pension

  Plans" (as defined in the Creditors' Disclosure Statement) or the

  Pension Benefit Guaranty Corporation (the "PBGC") arising from the termination of any of the Pension Plans subsequent to the

  Effective Date or (b) affect the right of the PBGC to commence any action to collect or recover from the Debtors, their Assets or properties on account of any liability which may arise from the termination of any of the Pension Plans subsequent to the

  Effective Date.

            22.  In accordance with Article IV, Section 4.4(b) of

  the Modified Consensual Plan, and subject to the provisions of paragraph 25 and any other provisions of this Order, no Holder of

  Revolving Credit Bank Claims, Working Capital Bank Claims, Series

  B & C Senior Notes, the Sloss IRB Claims, Grace Street Notes,

  Subordinated Notes or Interests shall be entitled to any rights or distributions under the Modified Consensual Plan unless and until such Holder has first surrendered or caused to be

  surrendered the relevant instrument or certificate, if any, held by such Holder to: (a) with respect to Revolving Credit Bank

  Claims and Working Capital Bank Claims, the applicable Bank

  Agent, (b) with respect to the Series B & C Senior Notes, Walter

  Industries, (c) with respect to Subordinated Notes, United States

  Trust Company of New York, as the disbursing agent (the

  "Disbursing Agent"), (d) with respect to Grace Street Notes,

  Walter Industries, (e) with respect to the Sloss IRB Claims,

  Sloss and (f) with respect to Interests in the Old Common Stock,

  Walter Industries.  Further, no Holder of a Subordinated

  Note shall be entitled to any rights or distributions under the

  Modified Consensual Plan unless and until such Holder shall also have returned a properly executed letter of transmittal in customary form, and with respect to each Holder of a Subordinated

  Note Claim who acquires such Subordinated Note Claim after the

  Effective Date, such other documentation as is reasonably

  required by the Disbursing Agent.  Upon surrender of such

  instruments evidencing the Revolving Credit Bank Claims, the

  Working Capital Bank Claims, the Series B & C Senior Notes, the

  Sloss IRB Claims, the Grace Street Notes, the Subordinated Notes

  or Interests, the applicable Bank Agent, the Disbursing Agent,

  Sloss or Walter Industries, as the case may be, is hereby

  directed to cancel such instruments or certificates or otherwise dispose of the same as Walter Industries may request.

            23.  Each Holder of a Subordinated Note Claim who

  asserts an entitlement to Qualified Securities and/or New Common

  Stock based upon the making of or the failure to make the

  Subordinated Note Claim Election shall make such representations and provide such documentary proof as the Disbursing Agent may reasonably request demonstrating that such Holder (or the

  predecessor Holder, as the case may be) timely made or did not make the Subordinated Note Claim Election.  In the event such

  Holder of a Subordinated Note Claim fails to comply with such requests or the Disbursing Agent is unable to obtain such

  evidence after using or causing to be used commercially

  reasonable efforts, then the Disbursing Agent and Walter

  Industries shall treat such Holder as though such Holder did not make the Subordinated Note Claim Election with respect to such

  Subordinated Note Claim, as provided in Section 4.5(c) of the

  Modified Consensual Plan.

            24.  Each Holder of a Senior Subordinated Note Claim

  who asserts an
  entitlement to Qualified Securities and/or New Common Stock based upon the making of or the failure to make the Class U-4 Exchange

  Election shall make such representations and provide such

  documentary proof as the Disbursing Agent and Walter Industries may reasonably request demonstrating that such Holder (or the predecessor Holder, as the case may be) timely made or did not make the Class U-4 Exchange Election.  In the event such Holder of a Senior Subordinated Note Claim fails to comply with such requests or the Disbursing Agent is unable to obtain such

  evidence after using or causing to be used commercially

  reasonable efforts, then the Disbursing Agent shall treat such

  Holder as though such Holder did not make the Class U-4 Exchange

  Election with respect to such Senior Subordinated Note Claim, as provided in Section 4.5(c) of the Modified Consensual Plan.

            25.  In the event that a certificate or instrument

  evidencing a Revolving Credit Bank Claim, Working Capital Bank

  Claim, Series B & C Senior Note, Sloss IRB Claim, Grace Street

  Note, Subordinated Note or Interest has been lost, destroyed,

  stolen or mutilated, the Holder of the Claim or Interest thereon may instead execute and deliver an affidavit of loss and

  indemnity with respect thereto, accompanied by a properly

  completed and executed letter of transmittal, together with, if

  Walter Industries so requests, a bond in form and substance

  (including, without limitation, amount) reasonably satisfactory to Walter Industries.  Walter Industries may require that a bond be posted by any such Holder at any time prior to making

  distribution to such Holder under the Modified Consensual Plan.

  Promptly upon surrender of the instrument evidencing such Claim or Interest, but not earlier than the Effective Date, such instrument will be canceled or retired, as the case may be.

            26.  In accordance with Article IV, Section 4.14 of the

  Modified Consensual

  Plan, any Holder of a Revolving Credit Bank Claim, Working

  Capital Bank Claim, Series B & C Senior Note Claim, Grace Street

  Note Claim, Sloss IRB Claim, Subordinated Note Claim or Interest

  that fails to comply with Article IV of the Modified Consensual

  Plan and to the extent applicable, paragraphs 22 or 25 of this

  Order, within two years after the Effective Date will be deemed to have forfeited all rights and Claims and Interests and will not participate in any distribution under the Modified Consensual

  Plan.  Promptly after the second anniversary of the Effective

  Date, the Bank Agent or the Disbursing Agent, as the case may be,

  will deliver to Walter Industries as Walter Industries' sole and absolute property, the amount of Cash, if any (including any interest accrued thereon), which the Holder of any Revolving

  Credit Bank Claim, Working Capital Bank Claim, Subordinated Note

  Claim or Interest, as the case may be, who failed to comply with

  Article IV of the Modified Consensual Plan and to the extent applicable, paragraphs 22 or 25 of this Order, during such two

  (2) year period would have received had such Holder complied with

  Article IV of the Modified Consensual Plan and to the extent applicable, paragraphs 22 or 25 of this Order.  Upon such payment to Walter Industries, the Bank Agent or the Disbursing Agent, as

  the case may be, will have no further responsibility with respect thereto.

            27.  As of the Effective Date and except as otherwise

  provided in the Modified Consensual Plan, the following will be deemed canceled, satisfied, discharged, terminated, released and of no further force and effect, without further action:  (a) the

  Revolving Credit Agreement (and all notes, guaranties and other documents executed, granted or delivered thereunder by the

  Debtors and any of their subsidiaries or other Affiliates), other than the right of the Revolving Credit Agents under the Revolving

  Credit Agreement to assert rights for
  contribution, indemnification or reimbursement from distributions to Holders of Revolving Credit Bank Claims, (b) the Working

  Capital Agreement (and all notes, guarantees and other documents executed, granted or delivered thereunder by the Debtors and any of their subsidiaries or other Affiliates), other than the right of the Working Capital Agents under the Working Capital Agreement to assert rights for contribution, indemnification or

  reimbursement from distributions to Holders of Working Capital

  Bank Claims, (c) the Series B & C Senior Note Indenture (and all

  Series B & C Senior Notes, guarantees and other documents

  executed, granted or delivered thereunder by the Debtors and any of their subsidiaries or other Affiliates), other than the Series

  B & C Senior Note Trustee's right to assert a lien upon

  distributions to the Holders of Series B & C Senior Note Claims

  under the Series B & C Senior Note Indenture, (d) the Sloss IRB

  Indenture and (e) the Senior Subordinated Note Indenture, 10 7/8%

  Subordinated Debenture Indenture, 13 1/8% Subordinated Note

  Indenture, 13 3/4% Subordinated Debenture Indenture and the 17%

  Subordinated Note Indenture (and all Subordinated Notes issued thereunder, guarantees and other documents executed, granted or delivered thereunder by the Debtors and any of their subsidiaries or other Affiliates), other than the Subordinated Note Trustees'

  right to assert a Lien upon distributions to the Holders of

  Subordinated Note Claims to the extent that the Allowed Indenture

  Trustee Claims of the Subordinated Note Trustees are not paid by the Reorganized Debtors.

            28.  The aggregate Allowed Amount of the Revolving

  Credit Agents Class S-8 Claims and Working Capital Agents Class

  S-9 Claims shall be $5,519,791; provided however that counsel to
                                  -------- -------

  the Revolving Credit Agents and Working Capital Agents may send to the Debtors, and the Debtors shall pay to such counsel to the extent the amounts set forth therein
  are reasonable, statements for services rendered and

  disbursements incurred during the period after January 31, 1995.

  Walter Industries has requested authorization to act as Series B

  & C Senior Note Disbursing Agent under Section 4.5(b) of the

  Modified Consensual Plan.  It is appropriate and in the best interests of the Debtors estates that Walter Industries perform the duties of Series B & C Senior Note Disbursing Agent under

  Section 4.5(b) of the Modified Consensual Plan, and Walter

  Industries is hereby authorized to perform such duties.  The

  Series B & C Senior Note Trustee shall have no obligations,

  responsibilities or liabilities in connection with Section 4.5(b)

  of the Modified Consensual Plan.

            29.  The Allowed Amount of the Series B & C Senior Note

  Trustee Administrative Claim for reasonable fees and expenses under the Series B & C Senior Note Indenture shall be

  $707,233.75, provided, however, that counsel to the Series B & C
               --------  -------
  Senior Note Trustee may send to the Debtors, and the Debtors shall pay to such counsel to the extent the amounts set forth therein are reasonable, statements for services rendered and disbursements incurred during the period after January 31, 1995.

  Walter Industries has requested authorization to act as Series B

  & C Senior Note Disbursing Agent under Section 4.5(b) of the

  Modified Consensual Plan.  It is appropriate and in the best interests of the Debtors' estates that Walter Industries perform the duties of Series B & C Senior Note Disbursing Agent under

  Section 4.5(b) of the Modified Consensual Plan, and Walter

  Industries is hereby authorized to perform such duties.  The

  Series B & C Senior Note Trustee shall have no obligations,

  responsibilities or liabilities in connection with Section 1.5(b)

  of the Modified Consensual Plan.

            30.  The Allowed Amount of the Senior Subordinated

  Indenture Trustee Administrative Claim for reasonable fees and expenses under the Senior Subordinated Note

  Indenture shall be $263,446.31.

            31.  The Allowed Amount of the 17% Indenture Trustee

  Administrative Claim for reasonable fees and expenses under the

  17% Subordinated Note Indenture shall be $353,127.11.

            32.  The Allowed Amount of the 10 7/8% Indenture

  Trustee Administrative Claim for reasonable fees and expenses under the 10 7/8% Subordinated Debenture Indenture shall be

  $399,053.48.

            33.  The Allowed Amount of the 13 1/8% Indenture

  Trustee Administrative Claim and the 13 3/4% Indenture Trustee

  Administrative Claim for reasonable fees and expenses under the

  13 1/8% Subordinated Note Indenture and the 13 3/4% Subordinated

  Debenture Indenture shall be $311,081.06.

            34.  The Allowed Amount of the Ad Hoc Committee's

  Administrative Claim for reasonable fees and expenses payable pursuant to the terms of the Consensual Plan as Proponents

  Expenses shall be $640,112.41.

            35.  As of the Effective Date, all shares of Old Common

  Stock and Stock Acquisition Rights will be deemed canceled,

  annulled and of no further force or effect.

            36.  (a) As of the Effective Date, each Holder of a

  Claim against and/or an Interest in any of the Debtors (and all trustees and/or agents on behalf of such Holder):  (a) that receives (or on whose behalf the Celotex Settlement Fund

  Recipient receives) any property and/or New Common Stock to be distributed to or for the benefit of a Holder of any Claim, Debt,

  Demand or Interest pursuant to Article III of the Modified

  Consensual Plan and in consideration therefor; (b) in a Class that accepted or is deemed to have accepted the Modified

  Consensual Plan; or (c) that marked a box on the ballot sent to such Holder for purposes of voting whether to accept or reject the Creditors' Plan, indicating such Holder's express agreement to grant the release provided in Section 6.1 of the Creditors'

  Plan shall be deemed to have, and will have, released each and all of the Debtors, the Existing Equityholders, the Consensual

  Plan Proponents, the KKR Parties, the Apollo Parties, the Lehman

  Parties, the other Parties to the VPSA, the Holders of Revolving

  Credit Bank Claims, the Holders of Working Capital Bank Claims,

  the Revolving Credit Agents, the Working Capital Agents, the

  Holders of Series B & C Senior Note Claims, the Holders of

  Subordinated Note Claims, the Series B & C Senior Note Trustee,

  the Subordinated Note Trustees, the members of the Official

  Committees, the members of the Ad Hoc Committee and the

  respective present and former parents, subsidiaries, Affiliates,

  directors, officers, partners (general and limited), shareholders

  (record and beneficial), employees, agents, advisors,

  predecessors in interest and representatives of all of the foregoing, in each case in any and all of such released Person's aforementioned capacities (including, without limitation, with respect to each of the Bondholder Proponents and the Series B & C

  Senior Note Trustee, any action or inaction related to or set forth in the definition of Qualified Securities or New Senior

  Notes in the Modified Consensual Plan or in the description of

  "Financing Matters" in Section 4.19 of the Modified Consensual

  Plan); provided, however, that the foregoing release shall not
         --------  -------
  include Celotex and its subsidiaries (in any capacity), but shall include the respective present and former shareholders (record and beneficial), directors, officers, partners (general and limited), employees, agents, advisors and representatives of

  Celotex and its subsidiaries (collectively, the Persons released in Section 6.1 of the Modified Consensual Plan are referred to herein as the "Released Parties"), of and from any and all Claims, obligations, rights, causes of action,

  Demands and liabilities (other than the right to enforce the

  Debtors' obligations under the Modified Consensual Plan or the

  Reorganization Documents) which such Holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, based in whole or in part upon any act, omission or other occurrence taking place from the beginning of time to and including the Effective Date in any way relating to the Debtors, the Chapter 11 Cases or the Modified

  Consensual Plan (including, without limitation, any of the Veil

  Piercing-Related Issues or LBO-Related Issues).

            (b)  The Court hereby approves and authorizes the

  releases provided in Article VI, Sections 6.1, 6.2 and 6.3 of the

  Modified Consensual Plan.

            (c)  Nothing contained in this paragraph 36(a) or (b)

  shall increase or decrease the scope of the releases provided for in the VPSA respecting Settlement Claims and/or any claims and causes of action arising from the assertion of any or all of the

  Settlement Claims.

            37.  On the Effective Date, except as otherwise

  provided in the Modified Consensual Plan and the Reorganization

  Documents, all Claims based on any contractual, statutory,

  judicial or other Lien on any property or Asset of any of the

  Debtors, or based on the possession by any Person or that

  Person's agent, of any property of any Debtor (including, without limitation, any Indenture Trustee holding collateral) shall be deemed discharged and satisfied.

            38.  Pursuant to Article VIII, Section 8.1 of the

  Modified Consensual Plan, and in accordance with Section

  1123(b)(2) of the Bankruptcy Code, the Debtors will be deemed to have assumed each Executory Contract, other than the Executory

  Contracts listed on Exhibit 6
  to the Modified Consensual Plan, that has not been rejected before ninety (90) days after the Effective Date.  In accordance with Section 365(b) of the Bankruptcy Code, the Debtors are directed to cure any pre-Filing Date defaults respecting each assumed Executory Contract, other than those set forth in Section

  365(b)(2) of the Bankruptcy Code.

            39.  The Executory Contracts listed in Exhibit 6 to the

  Modified Consensual Plan shall be deemed rejected as of the

  Effective Date.

            40.  Pursuant to Article VIII, Section 8.3 of the

  Modified Consensual Plan, any Claim for damages arising by reason of the rejection of any Executory Contract, other than the

  Executory Contracts listed in Exhibit 6 to the Modified

  Consensual Plan, may constitute an Allowed Claim or Interest, as the case may be, if, but only if, a proof of claim therefor is timely filed.  The Debtors reserve their rights to object to any such proof of claim.  Pursuant to Article VIII, Section 8.3 of the Modified Consensual Plan, the last day for filing proofs of claim arising by reason of the rejection of any Executory

  Contract shall be thirty (30) days after issuance of a Final

  Order authorizing the rejection of such Executory Contract.  As set forth in Article VIII, Section 8.4 of the Modified Consensual

  Plan, any unsecured Claim arising from the rejection of an

  Executory Contract will constitute a Claim in Class U-3.

            41.  The Debtors may file within sixty (60) days from

  the date of receipt of notice that any proof of claim is filed in accordance with paragraph 40 herein, any and all objections to the allowance of any such Claim.

            42.  The Debtors may file within sixty (60) days from

  the Effective Date any and all objections to the allowance of any

  Claim not heretofore objected to, including any and all

  applications to amend the Debtor's Schedules, unless such period of time is extended by order
  of this Court for cause shown, and in the event of a failure to do so, any objections to the allowance of the Claims affected thereby will be deemed waived.  The foregoing provision shall not apply to any Claims covered by paragraph 44 of this Order.

            43.  Pursuant to Article IV, Section 4.11(a)(ii) of the

  Modified Consensual Plan, the Debtors shall not be required to reserve any Cash for Disputed Claims.

            44.  Fee Applications for services rendered from the

  Filing Date to the Confirmation Date and any requests for the allowance of Administrative Claims shall be filed within forty-

  five (45) days after issuance of this Order.  Objections to any such Fee Applications or such requests for the allowance of

  Administrative Claims filed by the Debtors, the Bondholders

  Committee and/or any party in interest pursuant to this paragraph shall be filed within seventy-five (75) days after issuance of this Order.  Reasonable compensation and expenses incurred subsequent to the Confirmation Date shall promptly be paid by the

  Debtors upon the submission of bills providing reasonable detail describing the services provided and the disbursements incurred

  (the "Post-Confirmation Date Fee Claims").  The Court retains jurisdiction to determine any disputes concerning the

  reasonableness of any Post-Confirmation Date Fee Claims.

            45.  Pursuant to Article VI, Section 6.4 of the

  Modified Consensual Plan, each of the Debtors is authorized in its respective articles of incorporation and/or by-laws to jointly and severally indemnify, hold harmless and reimburse its present and former officers and directors and such other natural

  Persons as are described therein from and against any and all losses, Claims, damages, fees, expenses, liabilities and actions pursuant to the terms of such indemnity.  All rights of Persons indemnified pursuant to contract, corporate charter, by-laws or applicable law by any one or more of the Debtors as of the

  Filing Date, or at any time during these Chapter 11 Cases, shall survive Confirmation of the Modified Consensual Plan, shall not be discharged pursuant to Section 1141 of the Bankruptcy Code,

  and shall not be subject to disallowance due to the contingent or unliquidated nature of such right under Section 502(e)(1) of the

  Bankruptcy Code.  However, any such right of indemnification shall be enforceable only to the extent that it is valid and enforceable under applicable nonbankruptcy law and shall be subject to any and all defenses available under applicable non-

  bankruptcy law.  The failure to object to the allowance of any such right (or claim) for indemnity shall in no way preclude, bar or otherwise affect any defense or other challenge to any such indemnity under applicable nonbankruptcy law.

            46.  Pursuant to Article IV, Section 4.1 of the

  Modified Consensual Plan, Walter Industries is authorized to execute and file the Charter with the Secretary of State of

  Delaware (with the terms being hereby approved).  The Charter shall be filed with the Secretary of State of Delaware and recorded in accordance with Section 103 of the Delaware Corporation

  Law and shall thereupon become effective in accordance with its terms and the provisions of the Delaware Corporation Law.

            47.  Without limiting the New Common Stock Registration

  Rights Agreement in any respect, pursuant to Section 2(a) of the

  New Common Stock Registration Rights Agreement, Walter Industries

  is authorized and directed to file, not later than forty-five

  (45) days after the Effective Date, a shelf registration pursuant to Rule 415 promulgated under the Securities Act which provides for the sale by the Holders of all Registrable Common Stock and

  Walter Industries is directed to use its reasonable best efforts to have such shelf registration
  thereafter declared effective by the SEC not later than ninety

  (90) days after the Effective Date.

            48.  Without limiting the Qualified Securities

  Registration Right Agreement in any respect, pursuant to Section

  2(a) of the Qualified Securities Registration Rights Agreement,

  Walter Industries be, and it hereby is, authorized to file, not later than forty-five (45) days after the Effective Date, a shelf registration pursuant to Rule 415 promulgated under the

  Securities Act which provides for the sale by the Holders of all

  Registrable Notes and Walter Industries is directed to use its reasonable best efforts to have such shelf registration

  thereafter declared effective by the SEC not later than ninety

  (90) days after the Effective Date.

            49.  Within five (5) Business Dates after the

  occurrence of the Effective Date, the Debtors (with respect to the Holders of Series B & C Senior Note Claims and Holders of Old

  Common Stock Interests), the Bank Agents (with respect to the

  Holders of Revolving Credit Bank Claims and Working Capital Bank

  Claims) and the Debtors (with respect to Holders of Subordinated

  Note Claims) shall send the "Notice to the Holders of New Common

  Stock and to the Holders of New Senior Notes:  Registration

  Rights" (the "Registration Rights Notice"), substantially in the form annexed to the respective Registration Rights Agreement to which such Notice relates, to each Holder of a Claim or Interest entitled to receive shares of New Common Stock under Article III of the Modified Consensual Plan.  Any such Holder of a Claim or

  Interest shall comply with the procedures and deadlines, if any,

  set forth in the Registration Rights Notice if such Holder wishes to avail itself of the benefits of the New Common Stock

  Registration Rights Agreement or be forever barred from availing itself of such benefits.

            50.  Within five (5) Business Days after the occurrence

  of the Effective Date, the Debtors shall send the Registration

  Rights Notice to each Holder of a Subordinated Note

  Claim entitled to receive New Senior Notes under the Modified

  Consensual Plan.  Any Holder of a Subordinated Note Claim shall comply with the procedures and deadlines set forth in the

  Registration Rights Notice if such Holder wishes to avail itself of the benefits of the Qualified Securities Registration Rights

  Agreement or be forever barred from availing itself of such benefits.

            51.  Except to the extent provided for in paragraph 44

  of this Order, the Official Committees will be deemed dissolved and the duties of the Official Committees and their legal,

  financial and other advisors will thereupon terminate in

  accordance with and to the extent provided in Article XIII,

  Section 13.8 of the Modified Consensual Plan.  The Debtors shall remain liable to pay the expenses of the members of the Official

  Committees to the extent set forth in Article XIII, Section  13.8 of the Modified Consensual Plan.

            52.  Notwithstanding the entry of this Confirmation

  Order or the occurrence of the Effective Date, the Court will retain jurisdiction of the Chapter 11 Cases for the following purposes:

            (a)  To hear and determine any and all pending motions

  and applications for the rejection or disaffirmance, assumption or assignment of Executory Contracts, any objections to Claims resulting therefrom, and the allowance of any Claims resulting therefrom;

            (b)  To hear and determine any and all applications,

  adversary proceedings, contested matters and other litigated matters pending on the Confirmation Date;

            (c)  To ensure that the distributions to Holders of

  Allowed Claims and Interests are accomplished as provided herein and in the Reorganization Documents;

            (d)  To hear and determine any objections to Claims

  filed, before or after

  Confirmation, to allow or disallow, in whole or in part, any

  Disputed Claim, and to hear and determine other issues presented by or arising under the Modified Consensual Plan;

            (e)  To enter and implement such orders as may be

  appropriate in the event implementation of this Order or the

  Modified Consensual Plan is for any reason stayed, or this Order is reversed, revoked, modified or vacated;

            (f)  To hear and determine all applications for

  compensation of professionals and reimbursement of expenses under

  Sections 330, 331, 503(b) or 1129(a)(4) of the Bankruptcy Code;

            (g)  To hear any application by the Consensual Plan

  Proponents to modify the Modified Consensual Plan in accordance with Section 1127 of the Bankruptcy Code (after Confirmation, any

  Consensual Plan Proponent may also, so long as it does not adversely affect the interest of Holders of Claims against and

  Interests in the Debtors, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Modified Consensual Plan, the Disclosure Statement Supplement

  or this Order, in such manner as may be necessary to carry out the purposes and effects of the Modified Consensual Plan);

            (h)  To enforce and to hear and determine disputes

  arising in connection with the Modified Consensual Plan or its implementation, including disputes among Holders (or alleged

  Holders) of Claims against and Interests in the Debtors and disputes arising under the Reorganization Documents, the VPSA,

  the Pre-LBO Bondholders Settlement Agreement, or any other agreements, documents or instruments executed in connection with the Modified Consensual Plan;

            (i)  To construe and to take any action to enforce the

  Modified Consensual

  Plan, Reorganization Documents and this Order, and issue such orders as may be necessary for the implementation, execution and consummation of the Modified Consensual Plan and the execution,

  delivery and performance of the Reorganization Documents;

            (j)  To construe and to take any action to enforce the

  VPSA, including, without limitation, the enforcement of the settlements, injunctions and releases contained or provided for therein and herein, and issue such orders as may be necessary for the implementation of the VPSA;

            (k)  To determine such other matters and for such other

  purposes as may be provided in this Order and the VPSA;

            (l)  Except as provided in Article III, Section 3.26(c)

  of the Modified Consensual Plan with respect to the Arbitrator,

  to hear and determine any motions, contested matters or adversary proceedings involving taxes, tax refunds, tax attributes and tax benefits and similar or related matters, with respect to the

  Debtors or their estates arising prior to the Effective Date or relating to the period of administration of the Chapter 11 Cases;

            (m)  To hear and determine any other matters related

  hereto and not inconsistent with chapter 11 of the Bankruptcy

  Code; and

            (n)  To enter a final decree closing the Chapter 11

  Cases; subject, however, in all respects to the Court's
         -------  -------
  discretion to decline to exercise jurisdiction over matters as to which the Court deems its continued jurisdiction to be

  inappropriate.

            53.  On the Effective Date, the following adversary

  proceedings and contested matters shall be deemed dismissed with prejudice, and with each party to bear its own costs, to the extent set forth in this paragraph 53 without the need for any further action to be taken by
  any party to such adversary proceeding or contested matter:

            (a)  as to all Released Parties, Mellon Bank, N.A. and
                                             ---------------------
  The Bank of New York v. Kohlberg Kravis Roberts & Co., et al.,
  -------------------------------------------------------------
  Adversary Proceeding No. 94-17;

            (b)  Hillsborough Holdings Corporation, et al. v. Leon
                 -------------------------------------------------
  Black, et al., Adversary Proceeding No. 94-562;
  -------------
            (c)  the contested proceeding commenced by the Debtors

  on May 5, 1994 seeking a determination that unsecured creditors are not entitled to post-petition interest on account of their

  Claims in the Chapter 11 Cases;

            (d)  the motion dated September 9, 1994 filed by the

  Creditor Proponents seeking a determination that unsecured creditors are entitled to post-petition interest before Holders of Interests may receive any distribution under a chapter 11 plan of reorganization for the Debtors, and that it is permissible for a chapter 11 plan of reorganization for the Debtors to provide post-petition interest to unsecured creditors before any

  distribution to Holders of Interests;

            (e)  the motion dated August 5, 1994 filed by the

  Debtors seeking to void the Amended and Restated Veil Piercing

  Settlement Agreement;

            (f) the motion dated September 8, 1994 filed by the

  Creditor Proponents seeking to approve the Amended and Restated

  Veil Piercing Settlement Agreement;

            (g)  all motions filed by the Debtors requesting that

  the ballots cast by, inter alia, each member of the Creditors
                       ----- ----
  Committee, Bondholders Committee and Ad Hoc Committee of Pre-LBO

  Bondholders on the Creditors' Plan be designated pursuant to

  Section 1126(e) of the Bankruptcy Code, and the motion to void the voting process as a whole, and requiring that votes on the Creditors' Plan be resolicited;

            (h)  remand from the District Court with respect to the

  application of the Apache Note Proceeds against Class S-1 Claims and Class S-2 Claims; and

            (i)  the Adversary Proceedings.

            54.  Pursuant to Sections 2(a), 3(c)(i) and 3(c)(ii) of

  the VPSA, the distribution of Qualified Securities, New Common

  Stock and, if applicable, additional Cash on account of the

  Attorneys' Fee Differential, pursuant to Section 3.22 of the

  Modified Consensual Plan, shall be in full and complete

  settlement, satisfaction, release and discharge of (a) any Claim,

  obligation, right, cause of action, Demand and liability (other than the right to enforce obligations under the Modified

  Consensual Plan and the VPSA) based upon a Veil Piercing Related

  Issue which any Person or entity may be entitled to assert,

  whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, directly or indirectly, against any and all of the Released Parties based in whole or in part upon any act, omission or other occurrence taking place on or prior to the

  Effective Date in any way relating to the Debtors, the Chapter 11

  Cases, the Modified Consensual Plan or Celotex and its

  subsidiaries (including, without limitation, any of the

  Settlement Claims) and (b) any Claim, indemnity and cause of action based upon a LBO-Related Issue assertable against any and all of the Released Parties that any or all of the Debtors, or any person(s) or entity(ies) claiming through any or all of them,

  have in connection with the LBO, any action taken in

  contemplation of the LBO, or any contemporaneous or subsequent transaction(s) entered into as a part of, arising out of or relating to the LBO or any or all of the LBO transaction(s) or transfer(s), including, without limitation, any and all

  obligations of any nature contemplated by, arising out of or related to the Stock

  Purchase Agreement between Hillsborough and Jasper Corp. dated as of April 21, 1988, as amended pursuant to amendments dated May

  26, 1988 and January 25, 1989, and the related Undertaking of

  Jasper Corp. (including, without limitation, any of the

  Settlement Claims), including the Claims asserted in the Veil

  Piercing Proof of Claim and the Celotex Proof of Claim.

            55.  Pursuant to Section 502 of the Bankruptcy Code and

  Section 3(a)vii) of the VPSA, the Veil Piercing Proof of Claim

  filed on behalf of the Settlement Class and the Celotex Proof of

  Claim shall together constitute an Allowed Claim in an aggregate amount equal to the sum of $375 million plus the Attorneys' Fees

  Differential to be paid and satisfied as provided in the VPSA and

  Article III, Section 3.22 of the Modified Consensual Plan.

            56.  All Settlement Claims represented by the Veil

  Piercing Proof of Claim and Celotex Proof of Claim shall be fully and completely settled, satisfied, released and discharged by the

  Debtors' distribution of the Settlement Fund to the Celotex

  Settlement Fund Recipient, and the Holders of Settlement Claims

  shall have no other Claim or Demand to or against any or all of the Debtors or their chapter 11 estates or any or all of Released

  Parties or any or all of their assets or property and are fully and completely enjoined, prohibited and stayed from asserting any such Claim or Demand against any or all of the Debtors, their chapter 11 estates or any or all of the Released Parties, or their assets or property.

            57.  The validity and amount of Claims to or Demands

  against the Settlement Fund shall be determined by the Celotex

  Bankruptcy Court, and the Settlement Fund shall be administered by, and be subject to the jurisdiction of, the Celotex Bankruptcy

  Court.

            58.  The provisions in the Modified Consensual Plan and

  the exhibits thereto,



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  including, but not limited to, Article VI, Section 6.4 of the

  Modified Consensual Plan are approved in all respects.

            59.  As provided in Sections 3(a)(ii), 3(c)(i) and

  3(c)(ii) of the VPSA, all Persons who have held, hold or may hold any Claim, cause of action or Demand based upon a Veil Piercing

  Related Issue, a LBO-Related Issue raised or assertable by a Veil

  Piercing Claimant, or a Settlement Claim, shall be permanently stayed, restrained and enjoined (the "Veil Piercing Settlement

  Injunction") from taking one or more of the following actions against or affecting any or all of the Released Parties or any and all of the Assets (or assets or other property) of any or all of the Released Parties for the purpose of, directly or

  indirectly, collecting, recovering or receiving payment of, on or with respect to any Settlement Claim, including, but not limited to, (a) all Claims, obligations, rights, causes of action,

  Demands and liabilities (other than the right to enforce

  obligations under the Modified Consensual Plan and the VPSA)

  which any Person may be entitled to assert, whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, directly or indirectly, based in whole or in part upon any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the

  Chapter 11 Cases, the Modified Consensual Plan or Celotex and its

  subsidiaries, and (b) all Claims, indemnities and causes of action that any or all of the Debtors or their estates, or any

  Person(s) claiming through any or all of them, have in connection with the LBO, any action taken in contemplation of the LBO, or any contemporaneous or subsequent transaction(s) entered into as part of, arising out of or relating to the LBO or any or all of the LBO transaction(s) or transfer(s), including, without

  limitation, any and all obligations of any nature contemplated by, arising out of or related to the Stock



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  Purchase Agreement between Hillsborough and Jasper Corp. dated as of April 21, 1988, as amended pursuant to amendments dated May

  26, 1988 and January 25, 1989 and the related Undertaking of

  Jasper Corp.:  (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other

  proceeding of any kind against any or all of the Released Parties or any or all of the Assets (or assets or other property) of any and all of the Released Parties or any direct or indirect

  successor in interest to any or all of the Released Parties, or any or all of the Assets (or assets or other property) of any such successor; (ii) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order against any or all of the Released Parties or any or all of the Assets (or

  assets or other property) of any and all of the Released Parties or any direct or indirect successor in interest to any or all of the Released Parties or any or all of the Assets (or assets or other property) of any such transferee or successor; (iii)

  creating, perfecting or otherwise enforcing in any manner,

  directly or indirectly, any encumbrance of any kind against any and all of the Released Parties or any or all of the Assets (or

  assets or other property) of any and all of the Released Parties or any direct or indirect successor in interest to any or all of the Released Parties or any or all of the Assets (or assets or other property) of any such transferee or successor;  (iv)

  asserting any set-off, right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due any or all of the Released Parties or any and all of the Assets (or

  assets or other property) of any and all of the Released Parties,

  or any direct or indirect transferee of any or all of the Assets

  (or assets or other property), of, or successor in interest to,

  any and all of the Released Parties; (v) proceeding in any manner in any place whatsoever that does not conform to or comply with the provisions of the Modified



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  Consensual Plan, the VPSA or this Order; and (vi) using the record of the Adversary Proceeding Trial, including the

  transcript of the trial and all depositions taken in connection therewith, against any or all of the Released Parties provided,

  however, that such record may be used by this Court, the Celotex

  Bankruptcy Court and any appellate court of competent

  jurisdiction for the sole purpose of such court's review and/or enforcement of this Order and the VPSA, with all such Claims,

  causes of action or Demands to transfer to and attach to the

  Settlement Fund.

            60.  Without any further act or action of any kind,

  each and every member of the Settlement Class shall be deemed to have provided the Mutual Releases set forth in Section 4(b) of the VPSA.

            61.  The failure to reference or discuss any particular

  provision of the Modified Consensual Plan in this Order shall have no effect on the validity, binding effect and enforceability of such provision and such provision shall have the same

  validity, binding effect and enforceability as every other provision of the Modified Consensual Plan.

            62.  Subject to the provisions of paragraph 63 of this

  Order, to the extent of any inconsistency between the terms of the Modified Consensual Plan and this Order, those of the

  Modified Consensual Plan shall govern.

            63.  To the extent of any inconsistency between the

  terms of this Order, the Modified Consensual Plan and the VPSA,

  the terms of the VPSA shall govern.



  Dated:    Tampa, Florida

            March 2, 1995



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                 /s/ Alexander L. Paskay
                 __________________________________________

                 ALEXANDER L. PASKAY

                 CHIEF UNITED STATES BANKRUPTCY JUDGE



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